Exhibit 4.6

EUPRAXIA PHARMACEUTICALS INC.

NOTICE OF

ANNUAL GENERAL MEETING

OF SHAREHOLDERS OF

EUPRAXIA PHARMACEUTICALS INC.

TO BE HELD ON MAY 30, 2023

MANAGEMENT INFORMATION CIRCULAR

DATED: April 26, 2023

EUPRAXIA PHARMACEUTICALS INC.

Suite 201, 2067 Cadboro Bay Road

Victoria, British Columbia

Canada V8R 5G4

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the annual general meeting (the “Meeting”) of the shareholders of Eupraxia Pharmaceuticals Inc. (the “Company” or “Eupraxia”) will be held at 10:00 a.m. (Vancouver time) on Tuesday, May 30, 2023 via live webcast at https://virtual-meetings.tsxtrust.com/1463 (control number provided from TSX Trust Company, case sensitive password: eupraxia2023).

The following items of business will be covered at the Meeting:

1.	to receive and consider the audited financial statements of the Company for the years ended December 31, 2022 and 2021, together with the auditor’s report thereon;

2.	to set the number of directors for the ensuing year at six;

3.	to elect the directors for the ensuing year;

4.	to appoint an auditor for the ensuing year and authorize the directors to approve the remuneration to be paid to the auditor; and

5.	to transact such other business as may properly come before the Meeting.

Virtual only format

The Company will hold the Meeting in a virtual-only format, which will be conducted via live audio and slideshow webcast at https://virtual-meetings.tsxtrust.com/1463. Eligible shareholders attending the Meeting may ask questions during the Meeting, as described in more detail in the Management Information Circular (the “Circular”). Shareholders will not be able to attend the Meeting in person. You can find more information about voting and asking questions during the Meeting in the guide by TSX Trust Company attached as Schedule B to the Circular.

Registered shareholders and duly appointed proxyholders will be able to attend, submit questions and vote at the Meeting online at
https://virtual-meetings.tsxtrust.com/1463. Non-registered (beneficial) shareholders who have not duly appointed themselves as proxyholder will be able to attend the Meeting as guests, but guests will not be able to vote or ask questions at the Meeting.

You have the right to vote

You are entitled to receive notice of and vote at the Meeting, or any adjournment, if you are a registered holder of common shares in the capital of the Company (each, a “Common Share”) at the close of business on April 18, 2023.

Your vote is important

If you are a registered shareholder or duly appointed proxyholder, you are entitled to vote at the Meeting online at
https://virtual-meetings.tsxtrust.com/1463 (control number provided from TSX Trust Company, case sensitive password: eupraxia2023). If you are unable to attend the Meeting, you are requested to vote your Common Shares using the form of proxy or voting instruction form, as applicable, enclosed with the Circular.

Registered shareholders should complete and sign the form of proxy and return it in the envelope provided. Alternative methods of voting by proxy are outlined in the Circular. If you are a non-registered shareholder, you should review the voting instruction form provided by your intermediary, which sets out the procedures to be followed for voting Common Shares held through intermediaries.

Shareholders who wish to appoint a proxyholder other than the persons designated by us (including a nonregistered shareholder who wishes to appoint themselves as proxyholder) must carefully follow the instructions on their form of proxy or voting instruction form, as applicable. These instructions include the additional step of registering such proxyholder with our transfer agent, TSX Trust Company, after submitting their form of proxy or voting instruction form, as applicable. Failure to register the proxyholder will result in the proxyholder not receiving a control number that is required for them to vote at the Meeting online and, consequently, only being able to attend the Meeting online as a guest. To register as a proxyholder, the shareholder or the proxyholder MUST contact TSX Trust Company by emailing tsxtrustproxyvoting@tmx.com, and complete the Request for Control Number form at https://tsxtrust.com/resource/en/75, so that TSX Trust Company may provide the proxyholder with a control number via email. Non-registered shareholders located in the United States must also provide TSX Trust Company with a duly completed legal proxy if they wish to vote at the Meeting or appoint a third-party as their proxyholder.

Proxies must be received by our transfer agent, TSX Trust Company, by mail at 100 Adelaide Street West, Suite 301, Toronto, Ontario, Canada, M5H 4H1, Attention: Proxy Department; by facsimile to 1416-595-9593; or online with your 12-digit control number at www.voteproxyonline.com, by no later than 10:00 a.m. (Vancouver time) on May 26, 2023 or two business days before the commencement of any adjournment(s) or postponement(s) of the Meeting.

Shareholders can contact our transfer agent, TSX Trust Company, toll free at 1-866-600-5869 or by email at TMXEInvestorServices@tmx.com, with questions regarding how to vote their Common Shares.

DATED at Vancouver, British Columbia this 26th day of April 2023.

ON BEHALF OF THE BOARD OF DIRECTORS

Signed: James A. Helliwell
James A. Helliwell
Chief Executive Officer and Director

EUPRAXIA PHARMACEUTICALS INC.

Suite 201, 2067 Cadboro Bay Road

Victoria, British Columbia

Canada V8R 5G4

MANAGEMENT INFORMATION CIRCULAR

as at April 26, 2023

GENERAL PROXY INFORMATION

This Management Information Circular (the “Circular”) is furnished in connection with the solicitation of proxies by the management of Eupraxia Pharmaceuticals Inc. for use at the annual general meeting (the “Meeting”) of its shareholders to be held on Tuesday, May 30, 2023 at the time and place and for the purposes set forth in the accompanying notice of the Meeting.

In this Circular, references to the “Company”, “Eupraxia”, “we” and “our” refer to Eupraxia Pharmaceuticals Inc. “Common Shares” means common shares without par value in the capital of the Company. “Non-Registered Holders” or “Beneficial Shareholders” means shareholders who do not hold Common Shares in their own name and “intermediaries” refers to brokers, investment firms, clearing houses and similar entities that own securities on behalf of Beneficial Shareholders.

All amounts are in Canadian dollars (“$” or “C$”), unless otherwise stated.

The Company will hold the Meeting in a virtual-only format, which will be conducted via live audio and slideshow webcast at
https://virtual-meetings.tsxtrust.com/1463 (control number provided from TSX Trust Company, case sensitive password: eupraxia2023). Eligible shareholders attending the Meeting may ask questions during the Meeting, as described in more detail in this Circular. Shareholders will not be able to attend the Meeting in person. You can find more information about voting and asking questions during the Meeting in the guide by TSX Trust Company attached as Schedule B to this Circular.

Solicitation of Proxies

The solicitation of proxies will be primarily by mail, but proxies may be solicited personally or by telephone by directors, executive officers and regular employees of the Company. The Company will bear all costs of this solicitation. We have arranged for intermediaries to forward the meeting materials to beneficial owners of Common Shares held as of the Record Date (as defined herein) by those intermediaries and we may reimburse the intermediaries for their reasonable fees and disbursements in that regard.

VOTING INFORMATION

Shareholders who wish to appoint a proxyholder other than the person designated by the Company on the proxy form or voting instruction form (including a Non-Registered Holder who wishes to appoint themselves as proxyholder in order to attend and vote at the Meeting online) must carefully follow the instructions in this Circular and on their proxy form or voting instruction form. These instructions include the additional step of registering such proxyholder with our transfer agent, TSX Trust Company, after submitting their proxy form or voting instruction form. Failure to register the proxyholder will result in the proxyholder not receiving a control number that is required for them to vote at the Meeting and, consequently, only being able to attend the Meeting online as a guest.

The following information provides guidance on how to vote your Common Shares.

Your vote is important

As a shareholder of Eupraxia, it is very important that you read this information carefully and then vote your Common Shares, either by proxy or by attending the online Meeting.

Voting by proxy means that you are giving the person or people named on your proxy form (each a “proxyholder”) the authority to vote your Common Shares for you at the Meeting or any adjournment or postponement thereof. A proxy form is included in this package.

If you vote by proxy, the individuals who are named on the proxy form will vote your Common Shares for you, unless you appoint someone else to be your proxyholder. You have the right to appoint a person or company of your choice who need not be a shareholder to represent you at the Meeting other than the individuals designated in the enclosed proxy form. If you appoint someone else, he or she must attend the Meeting to vote your Common Shares. See “Attending and voting at the virtual meeting” or “Voting by Proxy” for additional information.

If you are voting your Common Shares by proxy, our transfer agent, TSX Trust Company, or other agents we appoint must receive your signed proxy form by 10:00 a.m. (Vancouver time) on May 26, 2023 or if the Meeting is adjourned or postponed, prior to 10:00 a.m. (Vancouver time) on the second business day preceding the day of the Meeting.

Attending and voting at the virtual meeting

The Company will hold the Meeting in a virtual-only format, which will be conducted via live audio and slideshow webcast at
https://virtual-meetings.tsxtrust.com/1463. Eligible shareholders attending the Meeting may ask questions during the Meeting, as described in more detail in this Circular. Shareholders will not be able to attend the Meeting in person

Registered shareholders and duly appointed proxyholders will be able to attend, participate and vote at the Meeting online at
https://virtual-meetings.tsxtrust.com/1463. Such persons may enter the Meeting by clicking “I have a control number” and entering a valid control number and the Password: eupraxia2023 before the start of the Meeting.

Registered shareholders: The control number located on the proxy form or in the email notification you received is your control number. If you are a registered shareholder and choose to vote online at the Meeting, you do not need to complete or return your proxy form. You can login to the Meeting and complete a ballot online during the Meeting.

Duly appointed proxyholders: TSX Trust Company will provide the proxyholder with a control number by e-mail after the proxy voting deadline has passed and the proxyholder has been duly appointed AND registered as described in “How can I appoint a third party as my proxyholder?” below.

Guests, including Non-Registered Holders who have not duly appointed themselves as proxyholder can login to the Meeting by clicking “I am a guest” and completing the online registration form. Guests will be able to listen to the Meeting but will not be able to vote or ask questions at the Meeting.

If you attend the Meeting, it is important that you are connected to the internet at all times during the Meeting in order to vote when balloting commences. You should ensure you have a strong, preferably high-speed internet connection wherever you intend to participate in the Meeting. You will need the latest versions of Chrome, Safari, Edge or Firefox. Please do not use Internet Explorer. Online check-in will begin

30 minutes prior to the Meeting on May 30, 2023 at 9:30 a.m. (Vancouver time). The Meeting will begin promptly at 10:00 a.m. (Vancouver time) on May, 2023, unless otherwise adjourned or postponed. You should allow ample time to ensure your web browser and internet connection are working properly and for online check-in procedures. For any technical difficulties experienced during the check-in process or during the Meeting, please refer to the TSX Trust Virtual Meeting Guide mailed to shareholders as well as the notice of the Meeting, this Circular and the form of proxy or voting instruction form, as applicable (collectively, the “Meeting Materials”).

Voting by Proxy

Registered shareholders

You are a registered shareholder if your name appears on your share certificate or on the register maintained by our transfer agent, TSX Trust Company. If you are a registered shareholder, you will receive a proxy form.

Registered shareholders have three options to vote by proxy:

•	On the Internet

Go to www.voteproxyonline.com and follow the instructions on screen. You will need the 12-digit control number listed on your proxy. You do not need to return your proxy form if you vote on the internet.

•	By mail

Complete, sign and date the accompanying proxy form and return it in the envelope we have provided. Please see “Completing the Proxy Form” on the enclosed form for more information.

•	By fax

Complete, sign and date the accompanying proxy form and send it by fax to 416-595-9593. Please see “Completing the Proxy Form” on the enclosed form for more information.

If you vote by proxy, the individuals named on the enclosed proxy form will vote your Common Shares for you unless you appoint someone else to be your proxyholder. You have the right to appoint a person or company of your choice who need not be a shareholder to represent you at the Meeting online other than the persons designated in the enclosed proxy form. See below under “How can I appoint a third party as my proxyholder?” for instructions.

Changing your vote

You may change a vote you made by proxy by:

•	voting again online at www.voteproxyonline.com before 10:00 a.m. (Vancouver time) on May 26, 2023; or

•

completing a proxy form that is dated later than the proxy form you are changing and mailing it to TSX Trust Company so that it is received at the address indicated before 10:00 a.m. (Vancouver time) on May 26, 2023.

You may revoke a vote you made by proxy by:

•

making a request in writing to the Chair of the Meeting by email at info@eupraxiapharma.com during the Meeting or any adjournment or postponement thereof, or before any vote in respect of which the proxy has been given or taken. The written request can be from you or your authorized attorney.

If as a registered shareholder you login to the Meeting online using your control number and you accept the terms and conditions, you will be provided the opportunity to vote by online ballot on the matters put forth at the Meeting. If you vote by online ballot at the Meeting, you will be revoking any and all previously submitted proxies. If you do not vote by online ballot at the Meeting, your previously submitted proxies will not be revoked and will continue to be counted by TSX Trust Company in tabulating the vote with respect to the matters put forth at the Meeting.

Non-Registered Holders

You are a Non-Registered Holder if your Common Shares are registered either in the name of an intermediary (an “Intermediary”) that represents the Non-Registered Holder in respect of its shares or in the name of a depository (a “Depository”, such as CDS Clearing and Depository Services Inc.) of which the Intermediary is a participant.

We have distributed copies of the Meeting Materials to Intermediaries for onward distribution to non-objecting Non-Registered Holders and to Non-Registered Holders that are objecting beneficial owners. The Company does not intend to pay for intermediaries to forward the Meeting Materials to objecting Non-Registered Holders. Accordingly, objecting Non-Registered Holders will not receive the Meeting Materials unless their respective intermediaries assume the cost of forwarding such documents to them. Intermediaries are required to forward the Meeting Materials to non-objecting Non-Registered Holders unless a non-objecting Non-Registered Holder has waived the right to receive such materials. Intermediaries often use service companies to forward the Meeting Materials to Non-Registered Holders. Generally, Non-Registered Holders who have not waived the right to receive the Meeting Materials will receive a package from their Intermediary containing either:

(a)	a voting instruction form that must be properly completed and signed by the Non-Registered Holder and returned to the Intermediary in accordance with the instructions on the voting instruction form;

or, less typically,

(b)

a proxy form that has already been stamped or signed by the Intermediary that is restricted as to the number of shares beneficially owned by the Non-Registered Holder but which otherwise has not been completed. In this case, the Non-Registered Holder who wishes to submit a proxy should properly complete the proxy form and deposit it with TSX Trust Company at the address set forth in the notice of Meeting.

The purpose of these procedures is to permit Non-Registered Holders to direct the voting of Common Shares that they beneficially own.

We do not have access to the names or holdings of all of our Non-Registered Holders. Should a Non-Registered Holder, who receives either a voting instruction form or a proxy form, wish to attend and vote at the Meeting online (or have another person attend and vote on behalf of the Non-Registered Holder), the Non-Registered Holder should follow the instructions contained on the voting instruction form or proxy form within the time periods specified and appoint themselves (or another person to vote on their behalf). In either case, Non-Registered Holders should carefully follow the instructions of their Intermediaries and service companies. If you are a Non-Registered Holder and have not received a package containing a voting instruction form or proxy form, please contact your Intermediary. See above for additional information on how to log in to the Meeting online and see “How can I appoint a third party as my proxyholder?” below for additional information on how Non-Registered Holders can appoint themselves as proxyholder.

Changing your vote

A Non-Registered Holder may revoke a voting instruction form or proxy which has been given to an Intermediary by written notice to the Intermediary or by submitting a voting instruction form or proxy bearing a later date in accordance with the applicable instructions. In order to ensure that an Intermediary acts upon a revocation of a proxy or voting instruction form, the written notice should be received by the Intermediary well in advance of the Meeting.

Completing the proxy form or voting instruction form

You can choose to vote “For”, “Against” or “Withhold”, depending on the items listed on the proxy form.

When you sign the proxy form, you authorize the directors and officers of the Company who are named in the proxy form to vote your Common Shares for you at the Meeting according to your instructions, unless you have appointed someone else to act as your proxy. If you return your proxy form and do not tell us how you want to vote your Common Shares, your vote will be counted:

•	FOR the election of each of the directors nominated for election as listed in this Circular;

•	FOR setting the number of directors for the ensuing year at six; and

•	FOR the appointment of Baker Tilly WM LLP, Chartered Professional Accountants as auditor of the Company and the authorization of the directors to fix the auditor’s remuneration.

If you are appointing someone else to vote your Common Shares for you at the Meeting, write the name of the person voting for you in the space provided AND register such proxyholder with our transfer agent, TSX Trust Company after submitting your proxy form. If you do not specify how you want your Common Shares voted, your proxyholder will vote your Common Shares as he or she sees fit on each item and on any other matter that may properly come before the Meeting.

If you are an individual shareholder, you or your authorized attorney must sign the form. If you are a corporation or other legal entity, an authorized officer or attorney must sign the form.

If you have questions on how to complete your proxy form, please contact TSX Trust Company – Investor Services at 1-866-600-5869.

How can I appoint a third party as my proxyholder?

The following applies to shareholders who wish to appoint another person of their choice to represent them at the Meeting (a “third party proxyholder”), other than the management proxyholders designated in the enclosed proxy form or voting instruction form accompanying this Circular. This includes Non-Registered Holders who wish to appoint themselves as proxyholder to attend, ask questions and vote online at the Meeting.

Shareholders who wish to appoint a third party proxyholder to represent them and vote their Common Shares at the Meeting MUST submit their proxy form or voting instruction form, as applicable, appointing that third party proxyholder, AND register that third party proxyholder online, as described below. Registering your third party proxyholder is an additional step that must be completed

AFTER you have submitted your proxy form or voting instruction form. Failure to register your third party proxyholder will result in the third person proxyholder not receiving a Control Number, which is used as their online sign-in credentials and is required for them to vote at the Meeting.

Step 1 – Submit your proxy form or voting instruction form: To appoint a third party proxyholder, insert that person’s name in the blank space provided in the proxy form or voting instruction form (if permitted) and follow the instructions for submitting such proxy form or voting instruction form prior to the proxy cut-off time. This must be completed before registering the proxyholder, which is an additional step to be completed once you have submitted your proxy form or voting instruction form.

Step 2 – Register your proxyholder: To register as a third party proxyholder, the proxyholder must contact TSX Trust Company at tsxtrustproxyvoting@tmx.com to request a control number to be represented and voted at the Meeting by 10:00 a.m. (Vancouver time) on May 26, 2023 and provide TSX Trust Company with the required proxyholder contact information so that TSX Trust Company may verify the appointment and provide the proxyholder with a Control Number via email. Without a Control Number, proxyholders will not be able to vote or ask questions at the Meeting. They will only be able to attend the Meeting online as a guest. It is the responsibility of shareholders to advise their proxyholder to contact TSX Trust Company to request a control number. Third party proxyholders can also download a form to request a control number at https://www.tsxtrust.com/resource/en/75.

Make sure that the person you appoint as your third party proxyholder is aware that he or she has been appointed and attends the Meeting online.

If you are a Non-Registered Holder and wish to vote online at the Meeting, you have to insert your own name in the blank space provided on the proxy form or voting instruction form sent to you by your Intermediary, follow the applicable instructions provided by your Intermediary, AND register yourself as your proxyholder, as described below. By doing so, you are instructing your Intermediary to appoint you as proxyholder. It is important that you comply with the signature and return instructions provided by your Intermediary.

If you are a Non-Registered Holder located in the United States and wish to vote at the Meeting, or, if you are permitted to appoint a third party as your proxyholder, in addition to the steps described above under “Attending and voting at the virtual meeting”, you must obtain a valid legal proxy from your Intermediary. You must follow the instructions from your Intermediary which are included with the legal proxy form and the voting information form sent to you. If you have not received one, you must contact your Intermediary to request a legal proxy form or a legal proxy. After obtaining a valid legal proxy from your Intermediary, you must then submit such legal proxy to TSX Trust Company. Requests for registration from Non-Registered Holders located in the United States that wish to vote online at the Meeting or, if permitted to appoint a third party as their proxyholder, must be deposited with TSX Trust Company by email at tsxtrustproxyvoting@tmx.com; registered holders may also deposit their proxies by e-mail to tsxtrustproxyvoting@tmx.com and in both cases, must be labeled “Legal Proxy” and received no later than the voting deadline of 10:00 a.m. (Vancouver time) on May 26, 2023 or, if the Meeting is adjourned or postponed, by 10:00 a.m. (Vancouver time) on the last business day preceding the preceding the day of the reconvened Meeting. The Chair of the Meeting has the discretion to accept proxies received after such deadline only at the Meeting. Notwithstanding the foregoing, the Chair of the Meeting will not be able to accept such proxies at the Meeting for shareholders wishing to appoint another person (who need not be a shareholder) to represent them at the Meeting virtually, including in respect of Non-Registered holders who wish to appoint themselves as proxyholder.

Notice to Shareholders in the United States

The solicitation of proxies and the matters to be voted on, as contemplated in this Circular, involve securities of an issuer located in Canada and are being effected in accordance with the corporate laws of the Province of British Columbia, Canada and securities laws of the provinces of Canada. As a “foreign private issuer” as defined under Rule 3b-4 under the United States Securities Exchange Act of 1934, as amended (the “1934 Act”), the proxy solicitation rules under the 1934 Act, including Regulation 14A thereunder, are not applicable to the Company or this solicitation, and this solicitation has been prepared in accordance with the disclosure requirements of the securities laws of the provinces of Canada. Shareholders should be aware that disclosure requirements under the securities laws of the provinces of Canada differ from the disclosure requirements under United States securities laws.

The enforcement by shareholders of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Company is incorporated under the Business Corporations Act (British Columbia), as amended, certain of its directors and its executive officers are residents of Canada and a substantial portion of its assets and the assets of such persons are located outside the United States. Shareholders may not be able to sue a foreign company or its executive officers or directors in a foreign court for violations of United States federal securities laws. It may be difficult to compel a foreign company and its executive officers and directors to subject themselves to a judgment by a United States court.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

The board of directors of the Company (the “Board”) has fixed April 18, 2023 as the record date (the “Record Date”) for determination of persons entitled to receive notice of and to vote at the Meeting. Only shareholders of record at the close of business on the Record Date who either attend the virtual Meeting or complete, sign and deliver a form of proxy in the manner and subject to the provisions described above will be entitled to vote or to have their Common Shares voted at the Meeting.

The Common Shares of the Company are listed for trading on the Toronto Stock Exchange (the “TSX”). As of the Record Date, there were 21,743,645 Common Shares issued and outstanding, each carrying the right to one vote.

No group of shareholders has the right to elect a specified number of directors, nor are there cumulative or similar voting rights attached to the Common Shares.

To the knowledge of the directors and executive officers of the Company, no persons or corporations beneficially owned (as determined under applicable Canadian securities laws), directly or indirectly, or exercised control or direction over, Common Shares carrying 10% or more of the voting rights attached to all outstanding Common Shares of the Company as at the Record Date, other than Manchester Management Company LLC (“Manchester”).

Manchester holds 2,784,049 Common Shares or approximately 12.8% of the Company’s issued and outstanding Common Shares, and 2,798,924 Common Share purchase warrants, that if exercised would bring Manchester’s ownership percentage to 22.7%, on a partially-diluted basis.

FINANCIAL STATEMENTS

The audited financial statements of the Company for the years ended December 31, 2022 and 2021, report of the auditor and related management discussion and analysis, all of which may be obtained from SEDAR at www.sedar.com and will be placed before the Meeting have been filed with the securities commissions or similar regulatory authority in all provinces of Canada, other than Québec.

VOTES NECESSARY TO PASS RESOLUTIONS

A simple majority of affirmative votes cast at the Meeting is required to pass the resolutions described herein.

If there are more nominees for election as directors or appointment of the Company’s auditor than there are vacancies to fill, the nominees receiving the greatest number of votes will be elected or appointed, as the case may be, until all such vacancies have been filled. If the number of nominees for election or appointment is equal to the number of vacancies to be filled, all such nominees will be declared elected or appointed as directors by ballot in accordance with the Company’s majority voting policy.

PARTICULARS OF MATTERS TO BE ACTED UPON

1.	Setting the Number of Directors – See heading “Number of Directors”.

2.	Election of Directors – See heading “Election of Directors”.

3.	Appointment of Auditor – See heading “Appointment of Auditor”.

NUMBER OF DIRECTORS

The Articles of the Company set out that the number of directors of the Company will be a minimum of three and a maximum of the most recently set of (i) the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given) and (ii) the number of directors set in the event that the places of any retiring directors are not filled by an election at a meeting of shareholders. At the Meeting, the shareholders will be asked to pass an ordinary resolution setting the number of directors of the Company at six.

To be approved, the resolution must be passed by a majority of the votes cast by the holders of Common Shares at the Meeting. Management recommends a vote “for” in respect of the resolution setting the number of directors of the Company at six.

ELECTION OF DIRECTORS

The term of office of each of the six current directors will end at the conclusion of the Meeting. Unless a director’s office is vacated earlier in accordance with provisions of the Business Corporations Act (British Columbia), each of the six directors elected at this Meeting will hold office until the conclusion of the next annual meeting of the Company, or if no director is then elected, until a successor is elected.

Advance Notice Policy

The Company has adopted an advance notice policy (the “Advance Notice Policy”). Pursuant to the Advance Notice Policy, any additional director nominations for an annual general meeting must be received by the Company, not less than 30 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice by the nomination shareholder may be made not later than the close of business on the tenth day following the notice date. If no nominations are received by April 30, 2023, being the date which is 30 days prior to the Meeting, management’s nominees for election as directors set forth below shall be the only nominees eligible to stand for election at the Meeting.

The full text of the Advance Notice Policy is available on the Company’s website at https://eupraxiapharma.com/investors/governance.

Majority Voting Policy

The Company has adopted a majority voting policy (the “Majority Voting Policy”). Pursuant to the Majority Voting Policy, shareholders vote, or withhold from voting, for the election of each individual director rather than for a fixed slate of directors. Further, in an uncontested election of directors, the number of shares “withheld” for any nominee exceeds the number of shares voted “for” the nominee, then, notwithstanding that such director was duly elected as a matter of corporate law, he or she shall, immediately upon receipt of the final scrutineer’s report on the ballot, tender his or her written resignation to the Chair of the Board. The Nominating and Corporate Governance Committee of the Company (the “Nominating and Corporate Governance Committee”) will consider such offer of resignation and will make a recommendation to the Board concerning the acceptance or rejection of the resignation. In its deliberations, the Nominating and Corporate Governance Committee will consider all factors deemed relevant. The Board will take formal action on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days of the date of the applicable shareholders’ meeting and announce its decision by press release to the TSX. Absent exceptional circumstances, the Board will be expected to accept the resignation which will be effective on such date. If the Board declines to accept the resignation, it will include in the press release the reason or reasons for its decision. Management recommends a vote “for” the appointment of each of the following nominees as directors of the Company.

The full text of the Majority Voting Policy is available on the Company’s website at https://eupraxiapharma.com/investors/governance.

Nominees

The following table sets out, among other things, the names of management’s six nominees for election as directors, all major offices and positions with the Company each now holds, each nominee’s principal occupation, business or employment, the period of time during which each has been a director of the Company and the number of Common Shares of the Company beneficially owned by each, directly or indirectly, or over which each exercised control or direction, as at April 26, 2023:

Name, Province of Residence and Position with Eupraxia	Principal Occupation or Business or Employment in the Past Five Years	Date Appointed as a Director of the Company	Common Shares Beneficially Owned, Controlled or Directed(1)
James A. Helliwell British Columbia, Canada Chief Executive Officer and Director	Chief Executive Officer, Eupraxia Pharmaceuticals Inc. (July 2012 – Present)	July 23, 2012	659,726(5)

Name, Province of Residence and Position with Eupraxia	Principal Occupation or Business or Employment in the Past Five Years	Date Appointed as a Director of the Company	Common Shares Beneficially Owned, Controlled or Directed(1)
Simon Pimstone(2)(3)(4) British Columbia, Canada Chairman of the Board and Director

Founder and Chief Executive Officer, XYON Health Inc. (Jan 2019 – Present)

Chair of the Board, Alpha-9 Theranostics Inc. (May 2020 – Present)

Non-Executive Chair of the Board, Xenon Pharmaceuticals, Inc. (June 2022 – Present)

Executive Chair of the Board, Xenon Pharmaceuticals, Inc. (June 2021 – June 2022)

Chief Executive Officer, Xenon Pharmaceuticals, Inc. (January 2003 – June 2021)

		January 14, 2013 (as Director) and January 24, 2013 (as Chairman)	4,626(6)
Richard M. Glickman(2)(4) British Columbia, Canada Director

Chairman of the Board, ESSA Pharma Inc. (October 2010 – Present)

Co-founder and Executive Chairman (September 2013 – February 2014) and Chairman of the Board (February 2014 – April 2019) and Chief Executive Officer (February 2017 – April 2019), Aurinia Pharmaceuticals Inc.

Venture Partner, Lumira Ventures (March 2016 – Present)

		March 9, 2021	12,500(7)
Paul Geyer(3) British Columbia, Canada Director	Chief Executive Officer, Discovery Parks Investments Ltd. and Nimbus Synergies Inc. (May 2017 – Present)	January 14, 2013	336,746(8)
John Montalbano(3)(4) British Columbia, Canada Director

Director, AbCellera Biologics Inc. (November 2020 – Present)

Director, XYON Health Inc. (June 2021 – Present)

Director, Canada Pension Plan Investment Board (February 2017 – Present)

Director, Aritzia Inc. (July 2019 – Present)

		January 14, 2013	1,122,666(9)
Michael Wilmink(2) Phoenix, Arizona Director	Orthopaedic Surgeon, Partner in OrthoArizona practice (2002 – Present)	January 14, 2013	216,568(10)

Notes:

(1)

The information as to principal occupation, business or employment (for the preceding five years for any new director) and Common Shares beneficially owned, controlled or directed is not within the knowledge of the management of the Company and has been furnished by the respective nominees themselves. Beneficial ownership is determined in accordance with applicable Canadian securities laws.

(2)	Members of the Compensation Committee of the Company (the “Compensation Committee”), with Richard Glickman as chair.
(3)	Members of the Audit Committee of the Company (the “Audit Committee”), with John Montalbano as chair.
(4)	Members of the Nominating and Corporate Governance Committee, with Simon Pimstone as chair.
(5)

James Helliwell holds stock options (the “Options”) to acquire 634,250 Common Shares, Founders Warrants to acquire 100,500 Common Shares and 100,500 Underlying Founder Warrants and 2013 Warrants to acquire 150,000 Common Shares and 30,000 Common Share purchase warrants from the Company’s overnight marketed public offering of units consisting of Common Shares and Common Share purchase warrants that closed on April 20, 2022 (the “April 2022 Financing”). “Founders Warrants”, “Underlying Founders Warrants” and “2013 Warrants” are defined in the Company’s long-form prospectus dated March 3, 2021 (the “Prospectus”), which is available under the Company’s profile on SEDAR at www.sedar.com.

(6)	Simon Pimstone holds Options to acquire 217,500 Common Shares and Founders Warrants to acquire 125,000 Common Shares and 125,000 Underlying Founder Warrants.
(7)

Richard Glickman holds Options to acquire 150,000 Common Shares and Richard and his spouse each hold 3,125 warrants that were distributed pursuant to the Prospectus and are listed on the TSX, with the terms of such warrants described in the Prospectus (each, an “IPO Warrant”).

(8)

Common Shares are held through Paul Geyer’s holding company. Paul Geyer holds Options to acquire 141,250 Common Shares, Founders Warrants to acquire 25,000 Common Shares and 25,000 Underlying Founder Warrants and 2021 30% Warrants to acquire 31,877 Common Shares. “2021 30% Warrants” is defined as set out in the Prospectus. Paul Geyer also holds 12,500 IPO Warrants and 48,725 Common Share purchase warrants from the April 2022 Financing.

(9)

John Montalbano holds Options to acquire 148,750 Common Shares, Founders Warrants to acquire 25,000 Common Shares and 25,000 Underlying Founder Warrants, and 2021 10% Warrants to acquire 39,846 Common Shares. “2019 Warrants” and “2021 10% Warrants” are defined as set out in the Prospectus. John Montalbano also holds 21,875 IPO Warrants and 243,900 Warrants from the April 2022 Financing.

(10)	Michael Wilmink holds Options to acquire 125,000 Common Shares and Founders Warrants to acquire 10,000 Common Shares, 10,000 Underlying Founder Warrants and 1,525 IPO Warrants.

None of the proposed nominees for election as a director of the Company are proposed for election pursuant to any arrangement or understanding between the nominee and any other person, except the directors and senior officers of the Company acting solely in such capacity. Further, the Board has reviewed the above proposed nominees for election as a director of the Company and has recommended that each proposed nominee be up for election as a director of the Company at the Meeting.

Director Biographies

James A. Helliwell, MD, Chief Executive Officer and Director

Dr. Helliwell is the Co-founder and CEO of Eupraxia Pharmaceuticals. A board-certified Cardiac Anesthesiologist, he previously maintained a busy quaternary clinical and academic practice with a focus on cardiac transplantation and held a double tenure as President of the Anesthesiologists of BC.

Dr. Helliwell’s experience in the operating room and ICU instilled an appreciation for the value of precision drug delivery to achieve successful patient outcomes. This led him to create Eupraxia Pharmaceuticals, a company developing precision medicines in areas of high unmet medical need. In 2021, Eupraxia became the first biotech to successfully list exclusively on the Toronto Stock Exchange in almost 20 years. The company’s lead product candidate – a long-acting corticosteroid to treat osteoarthritis pain – is currently in Phase 2 clinical development.

Dr. Helliwell has also applied precision delivery to the medical device space. As Co-founder and CEO of Accuro Technologies, he invented Arthrotap® – a medical device to improve the accuracy of intra-articular injections. After successfully transacting on Accuro, he moved on to serve as Chair of the Board for Guidestar Medical Devices – a company focused on precision medicines delivery for the epidural space.

Simon Pimstone, MD, PhD, FRCPC (Chair), Chairman of the Board

Dr. Simon Pimstone is a founder, Director, and former Chief Executive Officer at Xenon Pharmaceuticals Inc. (“Xenon”), a publicly traded Canadian biotechnology company (Nasdaq: XENE). Xenon is engaged in discovering and developing novel pharmaceuticals targeting neurological diseases with a key focus on ion channels.

Dr Pimstone is also a founder of XYON Health Inc., a Company that aims to deliver innovative healthcare solutions for men, with a focus on hair loss.

Dr. Pimstone received his MD from the University of Cape Town (MBChB, 1991) and is an internal medicine specialist (FRCPC, UBC, 2001). Prior to his specialization, he trained as a clinical research fellow with the Department of Medical Genetics at the University of British Columbia and obtained his PhD in cardiovascular genetics through the University of Amsterdam (1998).

Dr. Pimstone also serves as a consultant physician at the UBC Medical and Cardiology Clinic at UBC Hospital in Vancouver.

Dr. Pimstone has served on numerous non-profit boards including BIOTECanada, LifeSciences BC, the Center for Molecular Medicine and Therapeutics, Providence Healthcare and numerous life sciences company boards including Eupraxia Pharmaceuticals and Alpha9 Theranostics.

Dr. Pimstone has received a number of awards and is widely published.

Richard Glickman, L.L.D., Director

Dr. Glickman was a co-founder, Chairman and Chief Executive Officer of Aspreva Pharmaceuticals Inc. (“Aspreva”) which was acquired by the Galenica Group for $915 million. Prior to establishing Aspreva, Dr. Glickman was the co-founder and Chief Executive Officer of StressGen Biotechnologies Corporation.

Dr. Glickman currently serves as Chairman of the Board of Directors of Essa Pharma Inc and Engene Corporation, and as Director of Vida Pharmaceuticals. In addition, Dr. Glickman served as Chairman of the Board and CEO of Aurinia Pharmaceuticals Inc., until his retirement in April 2019. He has also been a Venture Partner at Lumira Ventures since March 2016.

Dr. Glickman has served on numerous biotechnology and community boards, including as a member of the Canadian federal government’s National Biotechnology Advisory Committee, Director of the Canadian Genetic Disease Network, Chairman of Life Sciences B.C. and a member of the B.C. Innovation Council.

Dr. Glickman is the recipient of numerous awards including the Ernst and Young Entrepreneur of the Year, a recipient of both BC and Canada’s Top 40 under 40 award, the BC Lifesciences Leadership Award and the Corporate Leadership Award from the Lupus Foundation of America.

Paul Geyer, P.Eng., Director

Mr. Geyer is a Medtech Entrepreneur, angel investor and venture capitalist, and has sat on the Boards of several companies. Over the past 30 years Mr. Geyer founded or led three companies through their growth phase, in one case to exit and in another to a public company. These companies have grown to employ more than 350 people.

Mr. Geyer is currently the CEO of Discovery Parks and Nimbus Synergies, a venture capital investment program focused on growing BC Digital Health companies that operate in the intersection between health, life sciences, and technology. He is an active mentor and angel investor in medical technology companies.

In 1991 he founded Mitroflow, a tissue heart valve company. Mr. Geyer grew the company from nine employees to more than 125 employees, selling in 1999 for more than $50 million. In 2001, Mr. Geyer founded Medical Ventures (Neovasc) where he is on the board and held the position of CEO until June 2008 and was responsible for raising over $40 million in equity financing and overseeing the acquisition of three other companies.

From 2009 to 2017, Mr. Geyer was the first CEO of LightIntegra Technology which developed the ThromboLux, a point of care device to determine platelet quality for blood transfusions.

Since 2008, Mr. Geyer has focused on assisting entrepreneurs to build successful businesses, as a mentor or board member, and as a Fellow of Creative Destruction Labs. He has also worked on building the local community through his involvement as a board member of BCTech, LifeSciences BC, and Science World, Vancouver General Hospital & UBC Hospital Foundation, and Junior Achievement BC along with a number of non-profit community-based organizations. He also participates in a range of philanthropic endeavours.

John Montalbano, CFA, Director

John retired as CEO of RBC Global Asset Management in 2015, at which point the company managed $370 billion in assets, placing it among the 50 largest asset managers worldwide. John currently serves as Director and Audit Chair for the following organizations: Canada Pension Plan Investment Board, AbCellera Inc. (NASDAQ), and Eupraxia Pharmaceuticals (TSX). He also serves as Director for Aritzia Inc. and Chairs White Crane Capital, a Vancouver-based hedge fund.

John’s past volunteer roles have included Chair of the UBC Board of Governors, Chair of St. Paul’s Foundation, Chair of The Vancouver Police Foundation, Killam Trusts Trustee, Co-Founder of Take a Hike Youth at Risk Foundation, Chair of the Vancouver Public Library Capital Campaign and Director/Chair Investments for the Asia Pacific Foundation of Canada. He serves as a Director for the Gairdner Foundation, the Rideau Hall Foundation, and Windmill Microlending.

John holds a Chartered Financial Analyst designation, a Bachelor of Commerce degree with Honours from the University of British Columbia, and an Honorary Doctor of Letters degree from Emily Carr University of Art and Design.

Michael Wilmink, MD, Director

Dr. Wilmink is an Orthopaedic surgeon and partner in OrthoArizona where he is active in both the Operations Committee and Research Committee. Dr. Wilmink was an inventor of the muscle sparing anterior approach technique for hip replacements and currently lectures and teaches this technique to surgeons across the United States. In addition, Dr. Wilmink is a surgeon designer for NextStep Arthropedix and has brought two FDA approved hip replacement systems to the market and a total knee system coming to the clinical market in 2021. Dr. Wilmink is active in the Phoenix medical community sitting on the boards of OASIS Surgical Hospital and the Gateway Outpatient Surgical Center.

Michael completed his undergraduate education at University of California at Los Angeles in Physiological Sciences and was a scholarship All American Water Polo player. Dr. Wilmink completed his Medical Degree and Orthopaedic Surgical Residency at UBC.

Outside of the medical world, Dr. Wilmink was elected to be a Phoenix Thunderbird and collaborates with business leaders in the community to run and operate the Waste Management Phoenix Open PGA Golf Tournament.

Cease Trade Orders and Bankruptcies

No proposed director of the Company is, as of the date of this Circular, or has been, within the ten years prior to the date hereof, a director or chief executive officer or chief financial officer of any company (including the Company) that: (i) was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant issuer access to any exemption under securities legislation, that was in effect for a period or more than 30 consecutive days (an “Order”) that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer of such issuer, or (ii) was subject to an Order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

No proposed director of the Company is, at the date of this Circular, or has been within ten years before the date of this Circular, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Penalties and Sanctions

No proposed director of the Company has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority, or has been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

Individual Bankruptcies

No proposed director of the Company has, within the ten years before the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

APPOINTMENT OF AUDITOR

Baker Tilly WM LLP, at its offices located at 900 – 400 Burrard Street, Vancouver, BC V6C 3B7, will be nominated at the Meeting for reappointment as auditor of the Company at remuneration to be fixed by the directors.

To be approved, the resolution must be passed by a majority of the votes cast by the holders of Common Shares at the Meeting. Management recommends a vote “for” in respect of the resolution approving the appointment of the auditor and authorizing the directors to fix the auditor’s remuneration.

CORPORATE GOVERNANCE

General

The Company and the Board recognize the importance of corporate governance to the effective management of the Company and to the protection of its employees and shareholders. The Company’s approach to significant issues of corporate governance is designed with a view to ensuring that the business and affairs of the Company are effectively managed so as to enhance shareholder value. The Board fulfills its mandate directly and through its committees at regularly scheduled meetings or at meetings held as required. Frequency of meetings may be increased and the nature of the agenda items may be changed depending upon the state of the Company’s affairs and in light of opportunities or risks which the Company faces. The directors are kept informed of the Company’s business and affairs at these meetings as well as through reports and discussions with management on matters within their particular areas of expertise.

Board of Directors

If all director nominees included under the heading “Election of Directors”, as set out in this Circular, are appointed to the Board, the Board is composed of five independent directors, being a majority of the members of the Board, including Simon Pimstone (Chair of the Board), John Montalbano, Paul Geyer, Michael Wilmink and Richard Glickman. For this purpose, a director is independent if he or she has no direct or indirect “material relationship” with Eupraxia. A “material relationship” is defined in National Instrument 58-101 – Disclosure of Corporate Governance Practices. A “material relationship” is a relationship which could, in the view of the Board, be reasonably expected to interfere with the exercise of the director’s independent judgment. An individual who has been an employee or executive officer of the Company within the last three years is considered to have a material relationship with the Company. James A. Helliwell, as Chief Executive Officer, is not considered independent by the Company.

Currently, the following directors serve on the following boards of directors of other public companies:

Name of Director	Reporting Issuers
Simon Pimstone	Xenon Pharmaceuticals Inc.
Paul Geyer	Timia Capital Corp. Neovasc Inc.
John Montalbano	Aritzia Inc. AbCellera Biologics Inc.
Richard Glickman	ESSA Pharma Inc.

Board Mandate

The Board assumes responsibility for the stewardship of the Company and the enhancement of shareholder value.

The Board is responsible for:

(a)

adopting a strategic plan for the Company and reviewing the plan in light of management’s assessment of emerging trends, the competitive environment, the opportunities for the business of the Company, risk issues, and significant business practices and products;

(b)	ensuring that the risk management of the Company is prudently addressed;

(c)	reviewing the Company’s approach to human resource management and overseeing succession planning for management;

(d)	reviewing the Company’s approach to corporate governance, including an evaluation of the adequacy of the mandate of the Board and director independence standards; and

(e)	upholding a comprehensive policy for communications with shareholders and the public at large.

The frequency of meetings of the Board and the nature of agenda items may change from year to year depending upon the activities of the Company. The Board meets at least once per fiscal quarter and at each meeting there is a review of the business of the Company.

The Board facilitates its exercise of independent supervision over the Company’s management through frequent meetings of the Board being held to obtain an update on significant corporate activities and plans, both with and without members of the Company’s management being in attendance.

Position Descriptions

The Board has not developed a written position description for the CEO, the Chairman of the Board and the chairs of each of the committees of the Board. Given the size of the Company, the Board does not feel that it is necessary at this time to formalize such position descriptions. Guidance is generally provided through reference to industry norms, past practice and relying upon the provisions of the constating documents of the Company and the statutory and common law. The CEO is principally responsible for overseeing the operations and affairs of the Company, including strategic organizational and financial management, business development, regulatory compliance, and clinical development. The Chairman of the Board is principally responsible for overseeing the operations and affairs of the Board. With respect to the chairs of each of the committees of the Board, it is currently the Board’s view that the general mandates of committees on which such directors may sit are sufficient to delineate the role and responsibilities of the chair of each committee. The chair of each Board committee is required to ensure the committee meets regularly and performs the duties as set forth in the committee mandate, and reports to the Board on the activities of the committee.

Orientation and Education

Eupraxia provides new directors with an orientation program upon joining the Company that includes copies of relevant financial, technical, scientific and other information regarding its drug candidates and meetings with management.

Board members are encouraged to communicate with management and auditors, to keep themselves current with industry trends and developments, and to attend related industry seminars. Board members have full access to the Company’s records.

Nomination of Directors

It is the view of the Board that all directors, individually and collectively, should assume responsibility for nominating directors. The Board is responsible for identifying and recommending potential nominees for directorship and senior management. Additionally, the Nominating and Corporate Governance Committee, in consultation with the CEO, identifies and recommend new directors with appropriate skills for the Board. In making its recommendations, the Nominating and Corporate Governance Committee considers the competencies and skills of the existing directors, the competencies and skills of each new nominee, and the competencies and skills considered necessary for the Board as a whole.

Evaluation of the Effectiveness of the Board and its Committees

The Board, its committees and its individual directors are assessed regularly, and on at least an annual basis, as to their effectiveness and contribution. The process by which such assessments are made is administered by the Nominating and Corporate Governance Committee Charter by the Corporate Governance and Nominating Committee. Neither the Company nor the Corporate Governance and Nominating Committee has determined formal means or methods to regularly assess the Board, its committees or the individual directors with respect to their effectiveness and contributions. Effectiveness is subjectively measured by comparing actual corporate results with stated objectives. The contributions of an individual director are informally monitored by the other Board members, having in mind the business strengths of the individual and the purpose of originally nominating the individual to the Board.

The Nominating and Corporate Governance Committee and the Board are of the view that the Company’s corporate governance practices are appropriate and effective for the Company, given its relatively small size and limited operations. The Company’s method of corporate governance allows for the Company to operate efficiently, with simple checks and balances that control and monitor management and corporate functions without excessive administrative burden.

In addition, the Chair of the Board and the respective Chairs of each committee encourage discussion amongst the Board or the committee, as the case may be, as to their evaluation of their own effectiveness over the course of the year. All directors and/or committee members are free to make suggestions for improvement of the practice of the Board and/or its committees at any time and are encouraged to do so.

Director Term Limits

The Company has not adopted term limits for the directors on its Board or other formal mechanisms for Board renewal. The Company believes that the Board has the appropriate level of continuity and renewal without imposing formal mechanisms, particularly term limits or director retirement requirements. In addition, the Company believes that the imposition of director term limits or director retirement requirements may discount the value of experience and continuity amongst Board members and runs the risk of excluding experienced and valuable candidates for Board membership.

The Nominating and Corporate Governance Committee is responsible for developing and updating the long-term plan for the composition of the Board that takes into consideration the current strengths, competencies, skills and experience of the Board members, retirement dates and the strategic direction of the Company. In addition, the Nominating and Corporate Governance Committee, annually or as required, identifies and recruits individuals qualified to become new Board members and makes recommendations to the Board regarding new director nominees. In making such recommendations, the Nominating and Corporate Governance Committee considers the competencies and skills that the Board considers to be necessary for the Board as a whole to possess, for each existing director to possess, and for a new nominee to bring to the boardroom. In this respect, through the Nominating and Corporate Governance Committee and the annual Board assessment process, the Board considers the contribution of current Board members and the skills and experience necessary for an effective and efficient Board, and recommends changes to best meet those needs.

Director Attendance at Board Meetings

The directors’ attendance at Board, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meetings during Eupraxia’s most recently completed financial year is set forth in the table below.

Director	Attendance at Board Meetings	Attendance at Audit Committee Meetings	Attendance at Compensation Committee Meetings	Attendance at Nominating and Corporate Governance Committee Meetings
James A. Helliwell(1)	5	3	1	1
Simon Pimstone	5	4	1	1
Richard M. Glickman	5	N/A	1	1
Paul Geyer	5	3	N/A	N/A
John Montalbano	5	4	N/A	1
Michael Wilmink	5	N/A	1	N/A

Notes:

(1)	James A. Helliwell attends all meetings in his capacity as Chief Executive Officer.

Diversity

The Board has a written policy relating to the gender diversity of its directors and executive officers. The Company values diversity of view, experience, skillset, gender and ethnicity as it believes this results in better leadership and decision making for its business. Pursuant to such policy, gender diversity is one factor that is taken into account in identifying and selecting Board members and in considering the hiring, promotion and appointment of executive officers. The Company does not have specific targets respecting representation on its Board or in executive officer positions based on any particular personal experience or characteristic, including gender. Instead, the Company focuses on choosing the most appropriate candidate for the position, having regard to the experience, skillset, gender, ethnicity and other personal characteristics of both the candidate and, as applicable, the Board and executive team as a whole. In conducting its search processes for Board and executive officer appointments, the Company reviews the extent to which its current appointees reflect gender diversity, and in assessing the appropriateness of candidates for those appointments, considers the desirability of an increased level of representation of females relative to the level attained as at the date of the gender diversity policy. The Board considers the Company’s progress towards achieving the objectives of the gender diversity policy, as well as the effectiveness of the policy, in connection with its continuing mandate to consider the composition of the Board. As at the date of this Circular, there are no female members (0%) of the Board and Amanda Malone is the only female executive officer, representing one-quarter (25%) of the Company’s executive officers.

Ethical Business Conduct

The Board has adopted a written code of business conduct and ethics (the “Code”) which emphasizes the importance of matters relating to honest and ethical conduct, conflicts of interest, protection and proper use of corporate assets and opportunities, confidentiality of corporate information, compliance with laws and the reporting of any illegal or unethical behaviour. All individuals representing the Company are expected to abide by all applicable provisions of the Code and adhere to its principles and values when representing the Company to the public or performing services for, or on behalf of, the Company. The Board will review the effectiveness of the Code on an ongoing basis to ensure that the Company’s business activities are conducted in accordance with the principles and rules set out therein. A copy of the Code can be obtained upon request via email at info@eupraxiapharma.com.

In considering transactions and agreements in respect of which a director or executive officer has a material interest, the Board ensures that such individual director or executive officer abstains from the discussion and conclusion with respect to the transaction or agreement, as the case may be.

The Company is committed to maintaining the highest standards of corporate governance and this philosophy is continually communicated by the Board to management which in turn is emphasized to the employees of the Company on a continuous basis.

Audit Committee

See “Audit Committee” below for further details.

Nominating and Corporate Governance Committee

The Board established a Nominating and Corporate Governance Committee, which is comprised of Simon Pimstone (Chair), John Montalbano, and Richard Glickman, all of whom are independent directors of the Company within the meaning of National Instrument 52-110 – Audit Committees (“NI 52-110”).

The Nominating and Corporate Governance Committee, in consultation with the Chief Executive Officer, is responsible for recruiting and identifying individuals qualified to become new Board members and making recommendations to the Board regarding new director nominees, annually or as required. Further, the Nominating and Corporate Governance Committee is responsible for recommending to the Board the individual director appointments to each Board committee, annually or as required. In making such recommendations, the Nominating and Corporate Governance Committee considers the competencies and skills that the Board considers to be necessary for the Board as a whole to possess, for each existing director to possess, and for a new nominee to bring to the boardroom. The Nominating and Corporate Governance Committee may also recommend for approval by the Board the removal of a director from the Board or a committee thereof if he or she is no longer qualified to serve as a director under applicable requirement or any other appropriate reason.

In addition, the Nominating and Corporate Governance Committee has been delegated the responsibility of, among other things: (i) making recommendations to the Board regarding director remuneration; (ii) establishing an appropriate system to evaluate the effectiveness of the Board as a whole as well as its committees; (iii) monitoring conflicts of interest of both the Board and management; (iv) conducting periodic reviews of the Company’s corporate governance policies and making policy recommendations aimed at enhancing Board and committee effectiveness; (v) annually reviewing the Board and committee mandates and position descriptions of the Chief Executive Officer, and each committee Chair, and recommending to the Board that necessary changes be made; (vi) reviewing and recommending to the Board the appropriate structure, size, composition, mandate and members for Board committees, and the procedures to ensure that the Board and its committees function independently of management; (vii) providing the Board with updates on developments in corporate governance; (viii) conducting periodic reviews of the relationship between management and the Board; (ix) reviewing monitoring and making recommendations regarding new director orientation and ongoing development of existing directors; and (x) reviewing reports from the Chief Executive Officer regarding unethical behaviour. See “Evaluation of the Effectiveness of the Board and its Committees” above.

Compensation Committee

Compensation matters are currently determined by the Board upon the recommendation of the Compensation Committee. The Board is responsible for reviewing the compensation plans and severance arrangements for management, to ensure they are commensurate with comparable companies. The Board ensures that Eupraxia has a plan for continuity of its officers and an executive compensation plan that is motivational and competitive. See “Executive Compensation – Compensation Governance” for further details.

AUDIT COMMITTEE

Audit Committee

The Audit Committee is comprised of John Montalbano (Chair), Simon Pimstone and Paul Geyer, each of whom is “independent” and “financially literate” pursuant to NI 52-110.

The Audit Committee assists the Board in fulfilling its obligations relating to the integrity of the internal financial controls and financial reporting of the Company. The external auditors of the Company report directly to the Audit Committee. The Audit Committee’s principal responsibilities include (i) recommending the external auditor to be nominated for the purpose of providing audit, review or attest services for the Company, (ii) recommending the compensation of the external auditor, (iii) overseeing the work of the external auditor in performing audit, review or attest services for the Company, (iv) reviewing the Company’s financial statements, management’s discussion and analysis and annual and interim earnings press releases before the Company publicly discloses this information, and (v) establishing procedures for addressing complaints or concerns regarding accounting, internal control or auditing matters.

See also “Audit Committee Information” in the Company’s annual information form dated March 23, 2023, available on the Company’s SEDAR profile. A copy of the Audit Committee’s charter is attached hereto as Schedule A.

Relevant Education and Experience

Each member of the Audit Committee has adequate education and experience that is relevant to their performance as an Audit Committee member and, in particular, the requisite education and experience that have provided the member with:

(a)

an understanding of the accounting principles used by the Company to prepare its financial statements and the ability to assess the general application of those principles in connection with estimates, accruals and reserves;

(b)

experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements or experience actively supervising individuals engaged in such activities; and

(c)	an understanding of internal controls and procedures for financial reporting.

See “Election of Directors – Director Biographies” for a description of each Audit Committee members’ experience and education.

Pre-Approval Policies and Procedures

The Audit Committee has the authority and responsibility for pre-approval of all non-audit services to be provided to the Company or its subsidiary entities by the external auditors or the external auditors of the Company’s subsidiary entities, unless such pre-approval is otherwise appropriately delegated or if appropriate specific policies and procedures for the engagement of non-audit services have been adopted by the Audit Committee.

External Auditor Service Fees by Category

The aggregate fees billed by the Company’s external auditors in the last 2 fiscal years for audit fees are set out in the table below. In the table, “Audit Fees” are fees billed by the Company’s external auditor for services provided in auditing the Company’s annual financial statements. “Audit-Related Fees” are fees not included in audit fees that are billed by the external auditor for assurance and related services that are reasonably related to the performance of the audit review of the Company’s financial statements. “Tax Fees” are fees billed by the external auditor for professional services rendered for tax compliance, tax advice and tax planning. “All Other Fees” are fees billed by the external auditor for products and services not included in the foregoing categories. All fees are “as billed” on a cash basis by the Company. All amounts in the table are expressed in Canadian dollars.

Financial Year Ending	Audit Fees	Audit Related Fees	Tax Fees(1)	All Other Fees
December 31, 2022	$42,000	$42,500	$13,000	$-
December 31, 2021	$25,000	$59,579	$7,223	$-

Notes:

(1)

Tax Fees related to the preparation of income tax returns for the Company’s subsidiaries and fees related to the preparation of the Company’s Scientific Research and Experimental Development (SR&ED) claims.

STATEMENT OF EXECUTIVE COMPENSATION

Securities legislation requires the disclosure of the compensation received by each Named Executive Officer of the Company. “Named Executive Officer” is defined by securities legislation to mean: (i) the Chief Executive Officer; (ii) the Chief Financial Officer; (iii) each of the three most highly compensated executive officers of the Company, including any of its subsidiaries, or the three most highly compensated individuals acting in a similar capacity, other than the Chief Executive Officer and Chief Financial Officer, at the end of the most recently completed financial year whose total compensation was, individually more than $150,000 for that financial year; and (iv) each individual who would be a “Named Executive Officer” under paragraph (iii) but for the fact that the individual was neither an executive officer of the Company or its subsidiaries, nor acting in similar capacity, at the end of the most recently completed financial year (each, a “NEO” and collective, the “NEOs”).

The following discussion describes the significant elements of the compensation expected to be earned in fiscal 2023 by our NEOs, namely:

•	James A. Helliwell, Chief Executive Officer of the Company;

•	Bruce Cousins, President and Chief Financial Officer of the Company;

•	Amanda Malone, Chief Scientific Officer of the Company; and

•	Paul Brennan, Chief Business Officer of the Company.

Compensation Discussion and Analysis

Eupraxia’s compensation philosophy for NEOs is designed to attract well qualified individuals in using salaries and long-term incentive compensation in the form of Options or other suitable long-term incentives. The Company operates in a dynamic and rapidly evolving market. To succeed in this environment and to achieve our business and financial objectives, we need to attract, retain and motivate a highly talented team of executive officers.

Compensation plays an important role in achieving short and long-term business objectives that ultimately drive business success. The Company’s compensation philosophy includes fostering entrepreneurship at all levels of the organization by making long-term equity-based incentives a significant component of executive compensation. Executive compensation consists of a base salary (“Base Salary”), cash bonuses based on defined targets (“Annual Bonus”) and equity compensation in the form of long-term incentive Options (“Equity Compensation”), designed to be competitive with comparable employers and to align management’s compensation with the long-term interests of the Company’s shareholders. The Annual Bonus is used as a short-term incentive to achieve Company objectives and Equity Compensation is designed to allow the participants to enjoy the benefits of any increase in Company valuation and share price, should such an increase occur.

The Company’s principal goal is to create value for its shareholders. The Company’s compensation philosophy reflects this goal, and is based on the following fundamental principles:

1.	A compensation program aligned with shareholder interests – the Company aligns the goals of executives with maximizing long-term shareholder value;

2.	A compensation program sensitive to performance – compensation for executive officers should fluctuate and be linked not only to individual performance, but also to:

(a)	operating performance of the Company, considering ongoing drug development, and corporate successes; and

(b)	market performance of the Company, considering current market conditions and market performance against peers; and

3.

A compensation program that offers market competitive compensation in order to attract and retain talent – the compensation program should provide market competitive pay in terms of value and structure in order to retain existing employees who are performing according to their objectives and to attract new individuals of the highest caliber.

Based on this compensation philosophy, the objectives of the NEO compensation program have been defined as follows:

•	to attract and retain highly qualified executive officers;

•	to align the interests of executive officers with shareholders’ interests and with the execution of the Company’s business strategy;

•	to evaluate executive performance on the basis of key measurements that correlate to long-term shareholder value; and

•	to tie compensation directly to those measurements and rewards based on achieving and exceeding predetermined objectives.

The Base Salary, Annual Bonus and Equity Compensation for the NEOs is determined by the Board, with recommendation by the Compensation Committee. Each of the Compensation Committee members has direct experience that is relevant to his or her responsibilities in executive compensation. The Compensation Committee sets the compensation of the NEOs using their combined industry experience. The Compensation Committee designs its compensation programs to attract and retain executive officers with the talent and experience necessary for the success of the Company. The Compensation Committee ensures that the total compensation paid to all NEOs is fair and reasonable and is consistent with the Company’s compensation philosophy.

The Compensation Committee charter tasks the Compensation Committee with reviewing the Company’s compensation policies on an annual basis to determine whether they are aligned with the Company’s risk management principles and whether they might or are reasonably likely to encourage executives and employees to take excessive risks. In doing so, the Compensation Committee assesses whether the Equity Compensation policy would likely give rise to material risks to the Company. The Company has not identified any risks arising from the Equity Compensation policy that are reasonably likely to have a material adverse effect on the Company.

Aligning the Interests of the NEOs with the Interests of the Company’s Shareholders

The Company believes that transparent, objective and easily verified corporate goals, combined with individual performance goals, play an important role in creating and maintaining an effective compensation strategy for the NEOs. The Company’s objective is to establish benchmarks and targets for its NEOs which, if achieved, will enhance shareholder value.

In 2021, the Company retained Martin Thornton, an external human resources consultant that worked with the Compensation Committee and the Board in creating benchmarks for executive compensation for the Company. The benchmarks for evaluating compensation elements of executive companies, the compensation objectives and the corporate objectives are listed in the tables below.

Compensation Element	Compensation Objectives	Corporate Objectives
Base Salary	Attract and retain	Competitive pay ensures access to skilled employees and consultants necessary to achieve corporate objectives.

Annual Bonus	Attract and retain	Bonus plans serve to focus employees’ efforts on key objectives, increase employee motivation by establishing a clear link between pay and performance and support stakeholder ideals by allowing employees to share in the success of the business.

Equity Compensation (Options)	Motivate and reward, align interests with shareholders	Long-term incentives motivate and reward employees and consultants to increase shareholder value by the achievement of long-term corporate strategies and objectives.

Base Salary comprises a portion of the total annual cash-based compensation that an NEO is paid; however, Annual Bonuses and Equity Compensation represent compensation that is “at risk” and thus may or may not be paid to the respective NEO depending on: (i) whether the NEO is able to meet or exceed his or her applicable individual performance objectives; (ii) whether the Company has met its operational and corporate performance objectives; and (iii) market performance of the Common Shares relative to the market and peer common share performance.

The Compensation Committee meets at least annually (or more often as required) to consider performance objectives and actual performance relative to such objectives, and then makes compensation recommendations to the Board for consideration.

Performance Graph

The following graph compares the total cumulative shareholder return for $100 invested in the Common Shares since the Company was listed and initiated trading on the TSX with the cumulative total return of the Toronto Stock Exchange’s S&P/TSX Capped Health Care Index (including the reinvestment of dividends). The Company’s Common Shares commenced trading on the TSX on March 9, 2021.

Executive officers’ compensation is not based primarily on the performance of the Common Shares and, as such, the NEO’s compensation is not directly correlated to the performance of the Common Shares. Although one of the main focuses of the Company is to create shareholder value, the share price for the Common Shares, as well as other TSX biotechnology companies, is very volatile and does not always reflect the performance of the Company. As it is the Company’s goal to attract and retain experienced executives who are focussed on the long-term success of the Company and creating shareholder value, the compensation of the NEOs is based on the overall performance by the Company and individual contributions rather than tied specifically to the short-term performance of the Common Shares in the market.

Principal Elements of Compensation

Given the evolving nature of the Company’s business, the Board continues to review and redesign the overall compensation plan for senior management so as to continue to address the objectives identified above.

The Company may adopt additional incentive mechanisms or arrangements to provide the Company with future flexibility in the design of our long-term incentive compensation arrangement in the form of restricted share units and/or performance share unit grants for our officers and employees or eligible directors.

Base Salaries

Base Salary is provided as a fixed source of compensation for the NEOs. Adjustments to Base Salaries are determined annually and may be increased based on the NEO’s success in meeting or exceeding individual objectives, as well as to maintain market competitiveness. Additionally, Base Salary can be adjusted as warranted throughout the year to reflect promotions or other changes in the scope or breadth of an NEO’s role or responsibilities.

The Base Salaries for each NEO that are expected to be earned in fiscal 2023 are as follows:

Name of Executive Officer	Base Salary(1)
James Helliwell, Chief Executive Officer and Director of the Company	$490,000
Bruce Cousins, President and Chief Financial Officer	$360,000
Amanda Malone, Chief Scientific Officer	$360,000
Paul Brennan, Chief Business Officer	$335,000

Notes:

(1)	The figures in this table represent annualized figures based on the current Base Salaries of each NEO.

Annual Bonuses

Annual Bonuses are designed to motivate the NEOs to meet our business and financial objectives generally and our annual financial performance targets in particular. Annual Bonus targets are set as a percentage of the relevant executive officers’ Base Salary, which varies based on his or her position level. Annual Bonuses paid to each NEO are based in part on the Company’s success in reaching its objectives, and in part on individual performance.

The Annual Bonuses that are in effect in fiscal 2023 for each NEO are as follows:

Name of Executive Officer	Bonus
James Helliwell, Chief Executive Officer and Director of the Company	Up to 50% of Base Salary
Bruce Cousins, President and Chief Financial Officer	Up to 45% of Base Salary
Amanda Malone, Chief Scientific Officer	Up to 45% of Base Salary
Paul Brennan, Chief Business Officer	Up to 45% of Base Salary

Equity Compensation

The grant of Options pursuant to the Amended Option Plan (as defined herein) has been an integral component of the compensation arrangements of the NEOs, and the Company expects this to continue. The Board believes that the grant of Options to the NEOs and Common Share ownership by the NEOs motivates such NEOs to strive towards achievement of the Company’s long-term strategic objectives, which will benefit all shareholders.

Options are awarded by the Board based on recommendations of the Compensation Committee. Decisions with respect to Option grants are based upon the individual’s level of responsibility and their contribution towards the Company’s goals and objectives, and may be awarded in recognition of the achievement of a particular goal or extraordinary service. Consideration is also given to the number and value of previous grants of Options. The Board considers the overall number of Options that are outstanding relative to the number of outstanding Common Shares in determining whether to make any new grants of Options and the size of such grants.

Particulars of the Amended Stock Option Plan

The following is a summary of the principal terms of the Company’s stock option plan, which was amended and restated on March 9, 2021, and further amended on May 3, 2021 and October 27, 2021 (the “Amended Option Plan”).

Administration

The Amended Option Plan is administered by the Board, subject to the Board’s power to delegate such administrative duties and powers as it may seem fit to a director or senior officer or employee of the Company, from time to time. In connection with its administrative role, the Board may make, amend and repeal at any time and from time to time such policies not inconsistent with the Amended Option Plan as it may deem necessary or advisable for the proper administration of the plan. Eupraxia’s administration of the Amended Option Plan is applied in a manner that is consistent with the policies and rules of the TSX and with such other stock exchanges on which the Common Shares may be listed from time to time.

The purpose of the Amended Option Plan is to provide an incentive to the officers, employees, Consultants (as defined in the Amended Option Plan) and other personnel of the Company or any of its subsidiaries to achieve the longer-term objectives of the Company; to give suitable recognition to the ability and industry of such persons who contribute materially to the success of the Company; and to attract to and retain in the employ of the Company or any of its subsidiaries, persons of experience and ability, by providing them with the opportunity to acquire an increased proprietary interest in the Company.

Eligibility

Options may be granted only to any director, officer, employee, Consultant (as defined in the Amended Option Plan) or other personnel of the Company (including any subsidiary of the Company), as the Board may determine. For U.S. optionees, Options may not be granted to employees, directors, officers or Consultants who are providing services only to a “parent” of the Company, as such term is defined in Rule 405 of the U.S. Securities Act, unless (i) the Common Shares underlying the Option are treated as “service recipient stock” under Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder (the “U.S. Code”) or (ii) the Company has determined that such Options are exempt from or otherwise comply with Section 409A of the U.S. Code.

Securities

Each Option entitles the holder thereof (an “Optionee”) to purchase one Common Share at an exercise price set at the time of the grant.

Exercise Price

The exercise price of an Option is determined by the Board at the time of the grant, but will be no lower than the volume weighted average trading price of the Common Shares on the TSX for the five trading days immediately preceding the relevant date (or on any such other stock exchange, inter-dealer quotation network or other organized trading facility on which the Common Shares trade or are quoted from time to time) (the “Fair Market Value”). If the Common Shares are suspended from trading or have not traded on the TSX or another stock exchange, inter-dealer quotation network or other organized trading facility for an extended period, the exercise price will be no lower than the Fair Market Value of the Common Shares at the time of the grant as determined by the Board in its sole discretion acting in good faith, and, with respect to U.S. Optionees, in accordance with Section 409A of the U.S. Code.

Vesting and Exercise Period

The vesting and exercise period of an Option are determined by the Board at the time of grant; however, the expiry date of an Option shall be no later than ten years from the date of grant, or, other than for U.S. Optionees, in the case where the expiry date of an Option occurs during a period of time during which the Optionee cannot exercise or sell securities of the Company due to applicable policies of the Company in respect of insider trading (a “Blackout Period”) or within 10 business days after the expiry of the Blackout Period, then the expiry date for the Option will be the date that is the tenth business day after the expiry of the Blackout Period.

Cessation of Employment

Subject to certain limitations, in the event that an Optionee’s employment is terminated for any reason other than death, retirement, long-term disability or for cause, the Options held by such Optionee may be exercised within 60 days of termination, provided such Options have vested and not expired.

Subject to certain limitations, in the event that an Optionee’s employment is terminated due to retirement or as a result of long-term disability, unless the Board determines otherwise, the Options held by such Optionee may be exercised within one year of retirement or termination as a result of long-term disability, provided such Options have vested and not expired. In addition, such Optionee’s unvested Options shall continue to vest in accordance with their terms until the earlier of the date which is one year following the date of retirement or termination as a result of long-term disability and the expiry date.

Subject to certain limitations, in the event that an Optionee’s employment is terminated by reason of death, unless the Board determines otherwise, the Options held by such Optionee shall become fully vested and may be exercised by the legal personal representative(s) of such Optionee’s estate within one year following the death of the Optionee or prior to the expiry date, whichever is earlier.

In the event an Optionee’s employment is terminated for cause, the Options held by such Optionee shall expire and terminate immediately upon such Optionee ceasing to actively provided services to the Company in his or her capacity as a director, officer, employee or consultant, as the case may be.

Change of Control

Subject to the Board’s ability to accelerate the vesting of Options at any time in its sole discretion, if the Company completes a transaction which results in a “Change of Control” (as defined in the Amended Option Plan), all unvested Options will vest immediately prior to such completion and, if under such transaction the outstanding Options are assumed, substituted or continued by the Company’s successor, if within 90 days (or such other period as the Board determines) following the completion of such transaction an event(s) that would constitute “constructive dismissal” (as defined pursuant to common law) occurs, and if within 90 days (or such other period as the Board determines) following the date of such “constructive dismissal” an Optionee’s employment is terminated (whether at the Optionee’s discretion or otherwise) then all Options held by such Optionee will remain exercisable until the earlier of 90 days (or such other period as the Board determines) from the date of termination and the expiry date thereof.

Notwithstanding the foregoing, with respect to any performance-based Options granted under the Amended Option Plan, vesting of an Option will be dependent on achievement of the applicable performance criteria as of the date of the completion of the above-mentioned transaction and/or be prorated to the date of the completion of such transaction, as applicable.

Assignment

Subject to certain limitations, no assignment, sale, transfer, pledge or charge of an Option, whether voluntary or involuntary, by operation of law or otherwise, vests any interest or right in such Option whatsoever in any assignee or transferee and, immediately upon any assignment, sale, transfer, pledge or charge or attempt to assign, sell, transfer, pledge or charge, such Option shall terminate and be of no further force or effect.

Limitations

The total number of Common Shares issuable pursuant to the Amended Option Plan, subject to adjustments under the Amended Option Plan, and in combination with the aggregate number of Common Shares which may be issuable under any other security based compensation arrangement adopted by the Company, shall not exceed 18.5% of the Company’s issued and outstanding Common Shares, on a non-diluted basis, at the relevant time. Provided that such maximum number of Common Shares is not exceeded, following the exercise, expiration, cancellation or other termination of any Options under the Amended Option Plan, a number of Common Shares equal to the number of Options or rights so exercised, expired, cancelled or terminated shall automatically become available for issuance in respect of Options that may subsequently be granted under the Amended Option Plan. No fractional Common Shares may be purchased or issued under the Amended Option Plan. In the event the number of Common Shares to be issued upon the exercise of an Option is a fraction, the Optionee will receive the next lowest whole number of Common Shares and will not receive any other form of compensation (cash or otherwise) for the fractional interest.

The Amended Option Plan does not impose a limitation on the number of Options that can be granted to any one person.

Insider Participation

The Amended Option Plan does not include limitations on insider participation.

Net Settlement of Options

In lieu of exercising an Option, with the prior written approval of the Board, which may be granted or withheld in its sole discretion, an Optionee or the legal personal representative(s) of such Optionee may elect to transfer, surrender and dispose of a specified number of Options, other than ISOs, to the Company in exchange for a number of Common Shares having a Fair Market Value equal to the intrinsic value of such Options disposed of and transferred to the Company (the “Net Settlement”). The decision of whether or not to permit Net Settlement for any Option is in the sole discretion of the Board and is made on a case by case basis. Upon the Net Settlement of Options (the “Disposed Options”), the Company shall, subject to any withholding taxes, deliver to the Optionee, that number of fully paid and non-assessable Common

Shares (“X”) equal to the number of Disposed Options (“Y”) multiplied by the quotient obtained by dividing the result of the Fair Market Value of one Common Share, as at the date of exercise (“B”) less the exercise price per Common Share (“A”) by the Fair Market Value of one Common Share as determined as at the date of exercise (“B”). Expressed as a formula, such number of Common Shares shall be computed as follows:

X = (Y) x (B - A)

(B)

No fractional Common Shares shall be issuable upon the Net Settlement of Options, such Common Shares to be rounded down to the nearest whole number. Upon the occurrence of the foregoing, the number of Common Shares underlying the Options disposed of shall be deducted from the number of Common Shares reserved for issuance under the Amended Option Plan.

Amendments without Shareholder Approval

Subject to certain exceptions, the Board has the right to suspend, discontinue or amend the Amended Option Plan without the approval of the holders of Common Shares or any other voting securities of the Company. The Board may, without limitation: (i) make any amendment of a typographical, grammatical, clerical or administrative nature or clarification correcting or rectifying any ambiguity, immaterial inconsistency, defective provision, mistake, or error or omission in the Amended Option Plan or any Option; (ii) make any addition to, deletion from or alteration of the provisions of the Amended Option Plan or any Option that are necessary to comply with applicable law or the requirements of any regulatory or governmental agency or applicable stock exchange and to avoid unanticipated consequences deemed by the Board to be inconsistent with the purpose of the Amended Option Plan; or (iii) make any amendments to clarify existing provisions of the Amended Option Plan or any Option provided that such changes do not have the effect of altering the scope, nature and intent of the Amended Option Plan or any Option.

Amendments with Shareholder Approval

Subject to certain exceptions, approval from a majority of holders of Common Shares (and other voting securities of the Company) is required to effect the following amendments to the Amended Option Plan: (i) increasing the maximum number of Common Shares issuable pursuant to the Amended Option Plan; (ii) amendments that would reduce the exercise price of an outstanding Option; (iii) extending the expiry date of any Option beyond its expiry date determined at the date of grant, except with respect to an expiry date that occurs during a Blackout Period; provided, that for U.S. Optionees, the Board may not, with or without shareholder approval, extend the expiry date of any Option granted under the Amended Option Plan beyond the expiry date of the Option determined at the date of grant; (iv) expanding the categories of individuals who are eligible to participate in the Amended Option Plan; (v) amendments to permit the transfer or assignment of Options, except to permit a transfer to a family member, to an entity controlled by the Optionee or a family member, to a charity or for estate planning or estate settlement purposes; and (vi) amendments to the amendment provisions of the Amended Option Plan. In addition, for U.S. Optionees, to the extent determined by the plan administrator to be required by the U.S. Code to ensure that ISOs granted under the Amended Option Plan are qualified under Section 422 of the U.S. Code, Amended Option Plan amendments shall be subject to shareholder approval.

Compensation Governance

The Company’s Compensation Committee comprised of Simon Pimstone (Chair), John Montalbano and Paul Geyer, each of whom are considered “independent” pursuant to NI 52-110.

The Compensation Committee is responsible for administering the Eupraxia’s compensation philosophy considering all risks associated with the Company’s compensation policies and practices. The Compensation Committee ensures that its compensation strategy is balanced in that it will motivate employees, while at the same time ensuring its compensation strategy is competitive to attract and retain high quality employees.

Each member of the Compensation Committee has business and other experience which is relevant to their position as a member of the Compensation Committee. By virtue of their differing professional backgrounds, business experience, knowledge of the Company’s industry, knowledge of corporate governance practices and, where appropriate, service on compensation committees of other reporting issuers and experience interacting with external consultants and advisors, the members of the Compensation Committee are able to make decisions on the suitability of the Company’s compensation policies and practices. See “Election of Directors – Director Biographies” for a description of each Compensation Committee members’ experience and education.

The charter of the Compensation Committee sets forth the purpose, composition, authority and responsibility of the Company’s Compensation Committee. The charter of the Compensation Committee provides that it is responsible for, among other things, the following matters:

•	recommending to the Board compensation policies and guidelines for the Company, as well as recommending any necessary changes to current compensation policies and procedures;

•	ensuring that the Company has in place programs to attract and develop management of the highest caliber;

•

reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and other executive officers, evaluating the performance of the CEO and the other executive officers in light of those goals and objectives and approving their annual compensation levels, including salaries, bonuses, and Option grants based on such evaluation;

•

reviewing the compensation of directors for service on the Board and its committees and recommending to the Board the annual Board member compensation package, including retainer, committee member and chair retainers, Board and committee meeting attendance fees and any other form of compensation, such as Option grants or stock awards;

•	annually receiving from the Chief Executive Officer recommendations concerning annual compensation policies and budgets for all employees;

•	regularly reporting to the Board on all of the Compensation Committee’s activities and findings during the year;

•	reviewing executive compensation disclosure before the Company publicly discloses such information;

•

periodically review and make recommendations to the Board with respect to succession planning matters concerning the Chief Executive Officer and other executive officers, as well as general executive development programs, after consideration of the objectives of the Diversity Policy of the Company; and

•

review and recommend for Board approval the adoption or amendment of equity-based compensation plans of the Company and make recommendations to the Board with respect to any grants under equity-based compensation plans of the Company.

Executive Compensation-Related Fees

The fees disclosed next to the caption “Executive Compensation-Related Fees” are the aggregate fees billed by each consultant or advisor, or any of its affiliates, for services related to determining compensation for any of the Company’s directors and executive officers. The fees disclosed next to the caption “All Other Fees” are the aggregate fees billed for all other services provided by each consultant or advisor, or any of its affiliates, that are not reported next to the caption “Executive Compensation-Related Fees”.

Nature of Fee	2022		2021
Executive Compensation-Related Fees	$15,400		$5,300
All Other Fees	$59,800	(1)	$33,500	(1)

Notes:

(1)

The fees relate to general human resource services provided by the Company’s human resources consultant. See “Aligning the Interests of the NEOs with the Interests of the Company’s Shareholders” for details.

Compensation Risks

The Board and, as applicable, the Compensation Committee, considers and assesses the implications of risks associated with the Company’s compensation policies and practices and devotes such time and resources as it believes to be necessary in the circumstances. The Company’s practice of compensating its officers primarily through a mix of Base Salary, Annual Bonus and Equity Compensation is designed to mitigate risk by: (i) ensuring that the Company retains such officers; and (ii) aligning the interests of its officers with the short-term and long-term objectives of the Company and the shareholders of the Company.

The Board, together with the Compensation Committee, use a number of strategies to reduce the risk associated with compensation, including:

•	discussing the principal risks associated with the Company’s compensation policies and practices and providing oversight of appropriate systems to manage such risks;

•	ensuring that any compensation policies and practices that could encourage individuals within the Company to take inappropriate or excessive risks are identified, reported and mitigated;

•	reviewing and approving annual corporate objectives and then assessing performance against these objectives when awarding the individual performance component of the executive officers’ Annual Bonus;

•	considering the Company’s performance relative to its peers when reviewing the corporate performance component of the executive officers’ Annual Bonus; and

•	setting standard vesting terms on Option grants which align Optionees’ interests with longer-term growth of the Company.

As at the date of this Circular, the Board had not identified risks arising from the Company’s proposed compensation policies and practices that are reasonably likely to have a material adverse effect on the Company.

Hedging by Named Executive Officers or Directors

Under the Company’s Insider Trading Policy, directors, officers (including NEOs) and employees of the Company are prohibited from purchasing financial instruments, including prepaid variable forward contracts, equity swaps, collars, or units of exchange funds that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the director, officer or employee.

External Management Companies

The Company has not entered into any agreement with any external management company that employs or retains one or more of the NEOs or Directors and the Company has not entered into any understanding, arrangement or agreement with any external management company to provide executive management services to the Company, directly or indirectly, in respect of which any compensation was paid by the Company.

Summary Compensation

The Company is not required to provide a table summarizing compensation paid, directly or indirectly to the NEOs for the financial year ended December 31, 2020 as the Company was not a reporting issuer at any time during the financial years ended December 31, 2020. The Company became a reporting issuer on March 3, 2021.

The following table sets out information concerning the fiscal 2022 and 2021 compensation earned by, paid to, or awarded to the NEOs.

Name and Principal Position	Year	Salary or Retainer ($)(1)	Share- Based Awards	Option Based Award		Non-Equity Incentive Plan Compensation		All other Compensation ($)(9)	Total Compensation ($)
						Annual	Long- Term
James. A Helliwell CEO & Director	2022 2021	440,000 375,000	Nil Nil	662,476 829,575	(2)(3) (4)	Nil Nil	Nil Nil	187,500 540,105	1,289,976 1,744,680
Bruce Cousins(6) President & Chief Financial Officer	2022 2021	335,000 216,667	Nil Nil	308,699 645,055	(2)(3) (5)	Nil Nil	Nil Nil	86,667 Nil	730,366 861,722
Amanda Malone Chief Scientific Officer	2022 2021	335,000 325,000	Nil Nil	308,699 368,700	(2)(3) (4)	Nil Nil	Nil Nil	130,000 442,950	773,699 1,136,650
Paul Brennan(7) Chief Business Officer	2022 2021	55,833 Nil	Nil Nil	311,009 Nil	(3)	Nil Nil	Nil Nil	Nil Nil	366,842 Nil
Alexander Rothwell(8) Former Chief Financial Officer and Former Chief Operating Officer	2022 2021	Nil 87,500	Nil Nil	Nil 1,904,950	(4)	Nil Nil	Nil Nil	Nil 464,308	Nil 2,456,758

Notes:

(1)	Represents the Base Salary paid in fiscal years 2022 and 2021.
(2)

Represents Options granted March 31, 2022. The Black-Scholes model is used as the methodology to calculate the grant date fair value ($1.20) and relied on the following weighted average assumptions and estimates for 2022 calculations: grant date of March 31, 2022, share price and exercise price of $1.90, expected stock price volatility of 72.50%, risk free interest rate of 2.39%, assumption of annual rate of dividends of 0%, and expected life of options of 5.5 years.

(3)

Represents Options granted December 9, 2022. The Black-Scholes model is used as the methodology to calculate the grant date fair value ($2.59) and relied on the following weighted average assumptions and estimates for 2022 calculations: grant date of December 9, 2022, share price and exercise price of $3.85, expected stock price volatility of 78.91%, risk free interest rate of 2.94%, assumption of annual rate of dividends of 0%, and expected life of options of 5.5 years.

(4)

Represents Options granted on March 3, 2021. The Black-Scholes model is used as the methodology to calculate the grant date fair value ($4.91) and relied on the following weighted average assumptions and estimates for 2021 calculations: grant date of March 3, 2021, share price and exercise price of $8.00, expected stock price volatility of 72.50%, risk free interest rate of 0.91%, assumption of annual rate of dividends of 0%, and expected life of options of 5.5 years.

(5)

Represents a one-time grant of Options when Bruce Cousins joined the Company as President and Chief Financial Officer on May 3, 2021. The Black-Scholes model is used as the methodology to calculate the grant date fair value ($2.51) and relied on the following weighted average assumptions and estimates for 2021 calculations: grant date of May 3, 2021, share price of $4.88 and exercise price of $8.00, expected stock price volatility of 72.50%, risk free interest rate of 0.91%, assumption of annual rate of dividends of 0%, and expected life of options of 5.5 years.

(6)	Bruce Cousins was appointed President and Chief Financial Officer of the Company on May 3, 2021.
(7)	Paul Brennan was appointed Chief Business Officer of the Company on November 1, 2022.
(8)

Alexander Rothwell resigned from the Company as Chief Financial Officer and Chief Operating Officer on May 3, 2021. Alexander Rothwell continued to be paid his regular Base Salary from May 3, 2021 to May 31, 2021 while he was providing transition services to the Company. No additional compensation was paid to Alexander Rothwell upon resignation.

(9)	Represents bonuses that had accrued in prior years and paid in 2022 and deferred salaries and bonuses that had accrued in prior years and paid in 2021.

Termination and Change of Control Benefits

The Company does not have any termination or change of control provisions relating to the employment of its NEOs, other than the termination provisions contained in James Helliwell, Bruce Cousins, Paul Brennan and Amanda Malone’s employment contracts, which specify that if any of these four individuals are terminated by the Company without cause, the Company must provide each of them with written notice of termination or pay in lieu of such notice (or any combination thereof) in accordance with the following provisions:

James Helliwell

Under Dr. Helliwell’s employment agreement, termination of employment without cause entitles Dr. Helliwell to receive any unpaid salary, any approved but unpaid bonus, any incurred expenses upon termination for any reason, a lump sum amount equal to twenty-four months of Dr. Helliwell’s Base Salary at that time and the equivalent of one-year’s bonus payment based on the average bonus paid to Dr. Helliwell in the preceding two years or an average of target bonus for that year if bonuses for those years have not yet been determined.

Upon termination of Dr. Helliwell’s employment without cause, Dr. Helliwell will also be entitled to exercise any outstanding vested Options at the earlier of sixty days from the effective date of termination and the expiry date of such Options.

Termination with cause entitles Dr. Helliwell to receive only any unpaid salary to the date of termination.

In the event that Dr. Helliwell, in the twelve-month period following a change of control, is terminated without cause or for good reason, then he will be entitled to receive a payment equal to the sum of: (a) any unpaid salary; and (b) an amount equal to two times Dr. Helliwell’s Base Salary at that time. In the circumstances where Dr. Helliwell is terminated without cause or for good reason within twelve months of a change of control, he will also continue to participate in the applicable benefit plans in which he participated on the date immediately preceding the date of termination of employment until the second anniversary of such date of termination of employment, and will receive comparable replacement coverage for twenty-four months from the effective date of termination in the event that any such benefits cannot be continued by the Company. Further, unvested outstanding equity grants will automatically vest in such circumstances and he will be permitted to exercise any such equity grants until expiry thereof, subject to the terms of the underlying compensation plans for such outstanding equity grants, as the case may be.

Bruce Cousins

Under Mr. Cousins’ employment agreement, termination of employment without cause entitles Mr. Cousins to receive any unpaid salary, any approved but unpaid bonus, any incurred expenses upon termination for any reason, a lump sum amount equal to nine months of Mr. Cousins’ Base Salary at that time, with an additional one month’s Base Salary for each completed year of service, to a maximum of twelve months’ Base Salary. An additional lump sum payment equal to the average bonus payment paid to Mr. Cousins in the preceding two years or an average of target bonus for that year if bonuses for those years have not yet been determined, pro rated for the number of months of notice.

Upon termination of Mr. Cousins’ employment without cause, Mr. Cousins will also be entitled to exercise any outstanding vested Options at the earlier of sixty days from the effective date of termination and the expiry date of such Options.

Termination with cause entitles Mr. Cousins to receive only any unpaid salary to the date of termination.

In the event that Mr. Cousins, in the twelve-month period following a change of control, is terminated without cause or for good reason, then he will be entitled to receive a payment equal to the sum of: (a) any unpaid salary; and (b) an amount equal to two times Mr. Cousins’ Base Salary at that time. In the circumstances where Mr. Cousins is terminated without cause or for good reason within twelve months of a change of control, he will also continue to participate in the applicable benefit plans in which he participated on the date immediately preceding the date of termination of employment until the second anniversary of such date of termination of employment, and will receive comparable replacement coverage for twenty-four months from the effective date of termination in the event that any such benefits cannot be continued by the Company. Further, unvested outstanding equity grants will automatically vest in such circumstances and he will be permitted to exercise any such equity grants until expiry thereof, subject to the terms of the underlying compensation plans for such outstanding equity grants, as the case may be.

Amanda Malone

Under Dr. Malone’s employment agreement, termination of employment without cause entitles Dr. Malone to receive any unpaid salary, any approved but unpaid bonus, any incurred expenses upon termination for any reason, a lump sum amount equal to twelve months of Dr. Malone’s Base Salary at that time and an additional lump sum payment equal to the average bonus payment paid to Dr. Malone in the preceding two years or an average of target bonus for that year if bonuses for those years have not yet been determined, pro rated for a period of six months.

Upon termination of Dr. Malone’s employment without cause, Dr. Malone will also be entitled to exercise any outstanding vested Options at the earlier of sixty days from the effective date of termination and the expiry date of such Options.

Termination with cause entitles Dr. Malone to receive only any unpaid salary to the date of termination.

In the event that Dr. Malone, in the twelve-month period following a change of control, is terminated without cause or for good reason, then she will be entitled to receive a payment equal to the sum of: (a) any unpaid salary; and (b) an amount equal to two times Dr. Malone’s Base Salary at that time. In the circumstances where Dr. Malone is terminated without cause or for good reason within twelve months of a change of control, she will also continue to participate in the applicable benefit plans in which she participated on the date immediately preceding the date of termination of employment for a period of twenty-four months after such date of termination of employment, and will receive comparable replacement coverage for twenty-four months from the effective date of termination in the event that any such benefits cannot be continued by the Company. Further, unvested outstanding equity grants will automatically vest in such circumstances and she will be permitted to exercise any such equity grants until expiry thereof, subject to the terms of the underlying compensation plans for such outstanding equity grants, as the case may be.

Paul Brennan

Under Mr. Brennan’s employment agreement, termination of employment without cause entitles Mr. Brennan to receive any unpaid salary, any approved but unpaid bonus, any incurred expenses upon termination for any reason, a lump sum amount equal to nine months of Mr. Brennan’s Base Salary at that time, with an additional one month’s Base Salary for each completed year of service, to a maximum of twelve months’ Base Salary. An additional lump sum payment equal to the average bonus payment paid to Mr. Brennan in the preceding two years or an average of target bonus for that year if bonuses for those years have not yet been determined, pro rated for the number of months of notice.

Upon termination of Mr. Brennan’s employment without cause, Mr. Brennan will also be entitled to exercise any outstanding vested Options at the earlier of sixty days from the effective date of termination and the expiry date of such Options.

Termination with cause entitles Mr. Brennan to receive only any unpaid salary to the date of termination.

In the event that Mr. Brennan, in the twelve-month period following a change of control, is terminated without cause or for good reason, then he will be entitled to receive a payment equal to the sum of: (a) any unpaid salary; and (b) an amount equal to two times Mr. Brennan’s Base Salary at that time. In the circumstances where Mr. Brennan is terminated without cause or for good reason within twelve months of a change of control, he will also continue to participate in the applicable benefit plans in which he participated on the date immediately preceding the date of termination of employment until the second anniversary of such date of termination of employment, and will receive comparable replacement coverage for twenty-four months from the effective date of termination in the event that any such benefits cannot be continued by the Company. Further, unvested outstanding equity grants will automatically vest in such circumstances and he will be permitted to exercise any such equity grants until expiry thereof, subject to the terms of the underlying compensation plans for such outstanding equity grants, as the case may be.

The following table discloses the estimated amounts payable to those NEOs under a termination without cause or upon the occurrence of a change of control. Amounts disclosed in the table below assume that the NEOs termination of employment and/or a change of control (or, as applicable, termination following the change of control) occurred on December 31, 2022.

Name and Principal Position	Termination without Cause(1)	Change of Control
James Helliwell, Chief Executive Officer and Director of the Company	$1,061,750	$880,000
Bruce Cousins, President and Chief Financial Officer	$365,528	$670,000
Amanda Malone, Chief Scientific Officer	$397,650	$670,000
Paul Brennan, Chief Business Officer(2)	$364,313	$670,000

Notes:

(1)

Each of James Helliwell, Bruce Cousins, Amanda Malone, and Paul Brennan will receive a sum amount equal to twenty-four months, ten months, twelve months, and nine months of their respective Base Salaries, respectively, and a lump sum bonus payment in the event of termination without cause pursuant to the terms of their respective employment agreement. The lump sum payable in respect of past bonus payments has been provided based on the current target bonus amounts under each respective employment agreement.

(2)	Paul Brennan was appointed Chief Business Officer of the Company on November 1, 2022.

Pension Plan Benefits

Eupraxia does not anticipate having any deferred compensation plan or pension plan that provide for payments or benefits at, following or in connection with retirement.

Stock Options and Other Compensation Securities

Outstanding Share-Based Awards and Option-Based Awards

The following table sets out the option-based and share-based awards for each NEO that were outstanding as of December 31, 2022.

	Option-Based Awards				Share-Based Awards
Name	Number of Securities Underlying Unexercised Options	Exercise Price ($)	Option Expiration Date	Value of Unexercised In-The- Money Options(1) ($)	Number of Common Shares or Units of Common Shares That Have Not Vested	Market or Payout Value of Share-based Awards That Have Not Vested ($)	Market or Payout Value of Vested Share- Based Awards not paid out or distributed
James A. Helliwell Chief Executive Officer	50,000	$8.00	Mar 31, 2025	Nil	Nil	Nil	Nil
	18,750	$8.00	Nov 2, 2025	Nil
	64,750	$8.00	Mar 5, 2028	Nil
	168,750	$8.00	Mar 9, 2031	Nil
	142,000	$1.90	Mar. 31, 2032	$248,500
	190,000	$3.85	Dec. 9, 2032	Nil
Bruce Cousins President and Chief Financial Officer	257,000	$8.00	May 3, 2031	Nil	Nil	Nil	Nil
	63,000	$1.90	Mar. 31, 2032	$110,250
	90,000	$3.85	Dec. 9, 2032	Nil
Amanda Malone Chief Scientific Officer	12,500	$8.00	Mar 31, 2025	Nil	Nil	Nil	Nil
	3,750	$8.00	Nov 2, 2025	Nil
	30,000	$8.00	Mar 5, 2028	Nil
	75,000	$8.00	Mar 9, 2031	Nil
	63,000	$1.90	Mar. 31, 2032	$110,250
	90,000	$3.85	Dec. 9, 2032	Nil
Paul Brennan Chief Business Officer	120,000	$3.85	Dec. 9, 2032	Nil	Nil	Nil	Nil

Notes:

(1)

Calculated using the closing price of the Company’s Common Shares on the TSX on December 31, 2022 of $3.65 and subtracting the exercise price of the in-the-money Options. These Options have not been, and may never be, exercised and actual gains, if any, on exercise will depend on the value of the Company’s Common Shares on the date of exercise.

Incentive Plan Awards – Value Vested or Earned During the Year

Name	Option-based awards – Value vested during the year(1) ($)	Share-based awards – Value vested during the year ($)	Non-equity incentive plan compensation – Value earned during the year ($)
James A. Helliwell Chief Executive Officer	10,295	Nil	Nil
Bruce Cousins President and Chief Financial Officer	4,568	Nil	Nil
Amanda Malone Chief Scientific Officer	4,568	Nil	Nil
Paul Brennan Chief Business Officer	Nil	Nil	Nil

Notes:

(1)

The aggregate value of the option-based awards vested during the financial year is based on the difference between the closing market price of the Shares on the TSX on the vesting date of the options and the exercise price of the options.

DIRECTOR COMPENSATION

The Company’s director compensation program is designed to attract and retain individuals with the relevant skills and knowledge to serve on the Board. The Company’s director compensation also serves to align the interests of the directors of the Company with those of the shareholders of the Company. Eupraxia’s director compensation program reflects the Company’s relative size and reinforces the importance of shareholder value. The compensation program takes into account the time commitment, duties, and responsibilities of the directors of the Company, and director compensation practices at comparable companies. While director compensation amounts are not based on corporate performance, the Board has a formal performance assessment process to ensure director effectiveness and engagement.

Each director is entitled to participate in any security-based compensation arrangement or other plan adopted by Eupraxia with the approval of the Board and/or Eupraxia’s shareholders, as may be required by applicable law or TSX policies.

Eupraxia reimburses directors for expenses incurred on Eupraxia’s behalf. No additional fees, including meeting fees are paid to directors.

The following chart outlines the Company’s director compensation program for non-employee directors.

Type of Fee		Cash Compensation	Equity Compensation(1)(2)
Board Retainer	Board Chair	$10,000/quarter	15,000 Options/year
	Board Member(1)	$6,625/quarter	15,000 Options/year
Audit Committee Retainer	Committee Chair	$2,650/quarter
	Committee Member	$1,325/quarter
Compensation Committee Retainer	Committee Chair	$2,650/quarter
	Committee Member	$1,325/quarter
Nominating and Governance Committee	Committee Chair	$1,600/quarter
	Committee Member	$800/quarter

Notes:

(1)

New members of the Board will receive a one-time grant of 20,000 Options. 25% of the Options will vest on the grant date of such Options and then 25% on each anniversary of such grant date. See “Particulars of the Amended Stock Option Plan”.

(2)	For annual option grants, 100% of the Options will vest on the grant date of such Options.

The following table sets out information concerning the fiscal 2022 compensation earned by, paid to, or awarded to the directors of the Company.

Director	Fees Earned(1)	Share-Based Awards	Option-Based Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Simon Pimstone	$52,500	Nil	$38,876	Nil	Nil	$91,376
Paul Geyer	$30,000	Nil	$38,876	Nil	Nil	$68,876
Richard Glickman	$36,000	Nil	$38,876	Nil	Nil	$74,876
John Montalbano	$38,000	Nil	$38,876	Nil	Nil	$76,876
Michael Wilmink	$29,000	Nil	$38,876	Nil	Nil	$67,876

Notes:

(1)	Represents retainer fees for 2022.
(2)

The Black-Scholes model is used as the methodology to calculate the grant date fair value ($2.59) and relied on the following weighted average assumptions and estimates for 2022 calculations: grant date of December 9, 2022, share price and exercise price of $3.85, expected stock price volatility of 78.91%, risk free interest rate of 2.94%, assumption of annual rate of dividends of 0%, and expected life of options of 5.5 years.

Other than as discussed above, the Company has no arrangements, standard or otherwise, pursuant to which independent directors are compensated by the Company or its subsidiaries for their services in their capacity as directors, or for committee participation, involvement in special assignments or for services as a consultant or expert during the most recently completed financial year or subsequently, up to and including the date of this Circular. The Company does, however, reimburse the independent directors for all reasonable out-of-pocket costs incurred by them in connection with their services to the Company.

Incentive Plan Awards – Outstanding Share-Based Awards and Option-Based Awards

The following table sets out the option-based and share-based awards for each director of the Company that are outstanding as at December 31, 2022.

	Option-Based Awards				Share-Based Awards
Name	Number of Securities Underlying Unexercised Options	Exercise Price	Option Expiration Date	Value of Unexercised In-The- Money Options(1)	Number of Common Shares or Units of Common Shares That Have Not Vested	Market or Payout Value of Share- based Awards That Have Not Vested	Market or Payout Value of Vested Share- Based Awards not paid out or distributed
Simon Pimstone	43,750	$8.00	Mar 31, 2025	Nil	Nil	Nil	Nil
	25,000	$8.00	Nov 2, 2025	Nil
	68,750	$8.00	Mar 5, 2028	Nil
	55,000	$8.00	Mar 9, 2031	Nil
	10,000	$2.02	Dec 9, 2031	$16,300
	15,000	$3.85	Dec. 9, 2032	Nil
Paul Geyer	25,000	$8.00	Mar 31, 2025	Nil	Nil	Nil	Nil
	12,500	$8.00	Nov 2, 2025	Nil
	48,750	$8.00	Mar 5, 2028	Nil
	30,000	$8.00	Mar 9, 2031	Nil
	10,000	$2.02	Dec 9, 2031	$16,300
	15,000	$3.85	Dec. 9, 2032	Nil
Richard Glickman	125,000	$8.00	Mar 9, 2031	Nil	Nil	Nil	Nil
	10,000	$2.02	Dec 9, 2031	$16,300
	15,000	$3.85	Dec. 9, 2032	Nil

	Option-Based Awards				Share-Based Awards
Name	Number of Securities Underlying Unexercised Options	Exercise Price	Option Expiration Date	Value of Unexercised In-The- Money Options(1)	Number of Common Shares or Units of Common Shares That Have Not Vested	Market or Payout Value of Share- based Awards That Have Not Vested	Market or Payout Value of Vested Share- Based Awards not paid out or distributed
John Montalbano	25,000	$8.00	Mar 31, 2025	Nil	Nil	Nil	Nil
	12,500	$8.00	Nov 2, 2025	Nil
	48,750	$8.00	Mar 5, 2028	Nil
	37,500	$8.00	Mar 9, 2031	Nil
	10,000	$2.02	Dec 9, 2031	$16,300
	15,000	$3.85	Dec. 9, 2032	Nil
Michael Wilmink	25,000	$8.00	Mar 31, 2025	Nil	Nil	Nil	Nil
	12,500	$8.00	Nov 2, 2025	Nil
	32,500	$8.00	Mar 5, 2028	Nil
	30,000	$8.00	Mar 9, 2031	Nil
	10,000	$2.02	Dec 9, 2031	$16,300
	15,000	$3.85	Dec. 9, 2032	Nil

Notes:

(1)

Calculated using the closing price of the Company’s Common Shares on the TSX on December 31, 2022, of $3.65 and subtracting the exercise price of the in-the-money Options. These Options have not been, and may never be, exercised and actual gains, if any, on exercise will depend on the value of the Company’s Common Shares on the date of exercise.

Incentive Plan Awards – Value Vested or Earned During the Year

Name	Option-based awards – Value vested during the year ($)	Share-based awards – Value vested during the year ($)	Non-equity incentive plan compensation – Value earned during the year ($)
Simon Pimstone	Nil	Nil	Nil
Paul Geyer	Nil	Nil	Nil
Richard Glickman	Nil	Nil	Nil
John Montalbano	Nil	Nil	Nil
Michael Wilmink	Nil	Nil	Nil

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

In connection with the listing of Common Shares on the TSX following the Company’s initial public offering, the Company amended and restated the Amended Option Plan in order to comply with the requirements of the TSX and to be competitive with the benefit programs of other companies in the life sciences industry.

The Board intends to use the Options issued under the Amended Option Plan as part of the Company’s overall executive compensation plan.

Equity Compensation Plan Information

The following table sets forth the compensation plans under which Common Shares are authorized for issuance, as of December 31, 2022, the Company’s most recently completed financial year end.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by securityholders	3,306,450	$6.18	688,282

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

Aggregate Indebtedness

Other than as set out below, none of the directors, executive officers or employees of the Company or former directors, executive officers or employees of the Company or its subsidiaries have any indebtedness outstanding to the Company or any of the subsidiaries as at the date hereof and no indebtedness of these individuals to another entity is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of the subsidiaries as at the date hereof. Additionally, no individual who is, or at any time during the Company’s last financial year was, a director or executive officer of the Company, proposed management nominee for director of the Company or associate of any such director, executive officer or proposed nominee is as at the date hereof, or at any time since the beginning of the Company’s last financial year has been, indebted to the Company or any of its subsidiaries or to another entity where the indebtedness to such other entity is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries, including indebtedness for security purchase or any other programs.

Indebtedness of Directors and Executive Officers under Securities Purchase and Other Programs

Amanda Malone, the Chief Scientific Officer of the Company, holds 225 Class B Common Shares of Eupraxia Pharma Inc., a subsidiary of the Company. In the event Dr. Malone’s Class B Common Shares are exchanged into Common Shares on a non-voluntary basis and such exchange results in a tax liability to Dr. Malone, then, subject to certain conditions, the Company has agreed to lend Dr. Malone an amount equal to such tax liability at an interest rate not to exceed the then current prescribed rate under the Income Tax Act (Canada). Such loan will be secured by the Common Shares acquired by Dr. Malone under such conversion and shall be due and payable in full on the date that is 24 months from the date of advance.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Except as disclosed herein, no director or executive officer of the Company, nor any person who has held such a position since the beginning of the last completed financial year end of the Company, nor any proposed nominee for election as a director of the Company, nor any associate or affiliate of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Meeting.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Except as disclosed herein, no director or executive officer of the Company, nor any person who has held such a position since the beginning of the last completed financial year end of the Company, nor any proposed nominee for election as a director of the Company, nor any associate or affiliate of the foregoing persons, has had any material interest, direct or indirect, in any transaction since the commencement of the Company’s most recently completed financial year or any proposed transaction which has materially affected or would materially effect the Company or any of its subsidiaries.

MANAGEMENT CONTRACTS

Except as set out herein, there are no management functions of the Company which are to any substantial degree performed by a person or company other than the directors or executive officers of the Company.

ADDITIONAL INFORMATION

Additional information relating to the Company is available on the Company’s SEDAR profile at www.sedar.com and on the Company’s website at www.eupraxiapharma.com. Shareholders may obtain without charge additional copies of the Company’s latest consolidated financial statements, together with the auditor’s report and management’s discussion and analysis for the Company’s most recently completed financial year by contacting the Company at telephone (250) 509-3968, by mail: Suite 201, 2067 Cadboro Bay Road, Victoria, BC, V8R 5G4, via email at info@eupraxiapharma.com or via the Company’s website. Financial information regarding the Company is provided in its consolidated financial statements and management’s discussion and analysis for the financial years ended December 31, 2022 and 2021.

OTHER MATTERS

The Board is not aware of any other matters which it anticipates will come before the Meeting as of the date of mailing of this Circular.

DIRECTORS’ APPROVAL

The contents of this Circular and its distribution to shareholders have been approved by the Board of the Company.

DATED at Victoria, British Columbia, April 26, 2023.

BY ORDER OF THE BOARD

(signed) James A. Helliwell

James A. Helliwell

Chief Executive Officer and Director

SCHEDULE A

Audit Committee Charter

(See attached)

SCHEDULE B

Virtual Meeting Guide

(See attached)